UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

P10, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P10 2023 Proxy Statement

P10

Notice of Annual Meeting of Stockholders

Notice is hereby given that the 2024 Annual Meeting of Stockholders of P10, Inc. (“P10” or the “Company”) will be held at the Westin New York Grand Central, Ambassador Meeting Room, located at 212 East 42nd Street, New York, NY at 9:00 a.m., local time, on Friday, June 14, 2024 for the following purposes:

Annual Meeting Information

1.	To elect the following nominees as Class III Directors to serve for a term of three years: Robert Alpert, Travis Barnes and Luke A. Sarsfield III;

2.	To approve an amendment to the P10, Inc. 2021 Incentive Plan (the "2021 Plan") to increase the number of shares issuable under the 2021 Plan by 11,000,000 shares;
3.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for our fiscal year ending December 31, 2024; and

Date and Time:

Friday, June 14, 2024

9:00 a.m., local time

Location:

The Westin New York Grand Central Ambassador Meeting Room

212 East 42nd Street

New York, NY 10017

Record Date:

Close of Business

April 18, 2024

Voting Information

Your vote is important.

Please vote via the

Internet or telephone.

By Internet

Visit:www.proxypush.com/PX

By Phone

Call: 1-866-983-6559

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of the three nominees to serve as Class III directors of the Company for a term of three years, (ii) FOR the approval of the amendment to the P10, Inc. 2021 Incentive Plan to increase the number of shares issuable under the 2021 Plan by 11,000,000 shares and (iii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Along with the attached Proxy Statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Board of Directors has fixed the close of business on April 18, 2024 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 18, 2024 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 4514 Cole Ave, Suite 1600, Dallas, TX 75205, beginning on June 4, 2024 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy, or vote by internet or telephone, to ensure that your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Robert Alpert

Robert Alpert

Executive Chairman and Chairman of the Board

April 24, 2024

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 14, 2024: The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our 2023 Annual Report to Stockholders are available at www.p10alts.com and www.proxypush.com/PX. These proxy materials are first being made available to stockholders on or about April 24, 2024 and mailed on or about April 26, 2024.

2024 Proxy Statement	i

Proxy Summary

Notice of Annual Meeting of Stockholders

2	Proxy Statement

2	Proxy Summary

2	About the Meeting

5	Stock Ownership

7	Matters to Come Before the Annual Meeting

7	Proposal 1: Election of Directors
11	Board Meetings; Corporate Governance; Committees and Membership
18	Director Compensation
19	Executive Compensation
23	Compensation Policies and Practices and Risk
23	Proposal 2: Approval of 2021 Plan Amendment
30	Audit Committee Report
31	Proposal 3: Ratification of Independent Registered Public Accounting Firm

32	Delinquent Section 16(a) Reports

33	Other Matters
39	Appendix A - Amendment No. 1 to 2021 Incentive Plan

2024 Proxy Statement	1

Proxy Summary

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 14, 2024

Proxy Summary

This summary highlights certain information contained elsewhere in our Proxy Statement. This summary does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement and our 2023 Annual Report to Stockholders before voting. The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our 2023 Annual Report to Stockholders are available at www.p10alts.com and www.proxypush.com/PX and are first being made available to stockholders commencing on or about April 24, 2024 and mailed on or about April 26, 2024.

About the Meeting

What is the date, time and place of the annual meeting?

P10 Inc.’s 2024 Annual Stockholders’ Meeting will be held on Friday, June 14, 2024 beginning at 9:00 a.m., local time, at the Westin New York Grand Central, Ambassador Meeting Room, located at 212 East 42nd Street, New York, NY 10017.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (1) the election of Class III directors; (2); an amendment to the P10, Inc. 2021 Incentive Plan (the "2021 Plan") to increase the number of shares issuable under 2021 Plan by 11,000,000 shares; (3) the ratification of the appointment of KPMG LLP as P10’s independent registered public accounting firm for the year ending December 31, 2024; and (4) any other matters that properly come before the meeting.

What are the voting rights of the holders of our common stock?

Each share of our Class A common stock will entitle its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock will entitle its holder to ten votes until a Sunset becomes effective. After a Sunset becomes effective, each share of our Class B common stock will automatically convert into Class A common stock. The Class B Holders have approximately 91% of the combined voting power of our common stock.

A “Sunset” is triggered by any of the earlier of the following:

•
the Sunset Holders cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock);
•
the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of our common stock; and
•
upon the tenth anniversary of the effective date of our amended and restated certificate of incorporation.

Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as set forth in our amended and restated certificate of incorporation or as otherwise required by applicable law.

P10, Inc. entered into a controlled company agreement (the “Controlled Company Agreement”), with principals of 210 Capital, LLC (“210 Capital”) and certain of their affiliates (the “210 Group”), RCP Advisors 2, LLC and RCP Advisors 3, LLC (collectively, “RCP Advisors”) and certain of their affiliates (the “RCP Group”), and TrueBridge Capital Partners LLC and certain of their affiliates (the “TrueBridge Group”), granting each party certain board designation rights. So long as the 210 Group and any of their permitted transferees continue to collectively hold a combined voting power of (A) at least 10% of the shares of common stock outstanding immediately following the closing date of our initial public offering (the “Closing Date”), P10, Inc. shall include in its slate of nominees two (2) directors designated by the 210 Group and (B) less than 10% but at least 5% of the shares of common stock outstanding immediately following the Closing Date, one (1) director designated by the 210 Group. So long as the RCP Group and any of their permitted transferees continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following our initial public offering, P10, Inc. shall include in its slate of nominees one (1) director designated by the RCP Group. So long as the TrueBridge Group and any of their permitted transferees continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following our initial public offering, P10, Inc. shall include in its slate of nominees one (1) director designated by the TrueBridge Group.

2	P10, Inc.

Proxy Summary

The 210 Group, the RCP Group and TrueBridge Group have the right to designate two, one and one directors, respectively. In addition, the parties to our Controlled Company Agreement will agree to elect at least three directors who are not affiliated with any party to our Controlled Company Agreement and who satisfy the independence requirements applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. These board designation rights are subject to certain limitations and exceptions.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 18, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 54,592,372 shares of Class A common stock outstanding and 58,430,223 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

A list of stockholders will be available at our headquarters at 4514 Cole Ave, Suite 1600, Dallas, TX 75205 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•
Stockholder of Record. If (i) your shares of Class A common stock are registered directly in your name with the Company’s transfer agent, or (ii) you hold shares of Class B common stock that are registered directly in your name, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•
Beneficial Owner of Shares Held in Street Name. If your shares of Class A or Class B common stock are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date, to attend the meeting, and you will need to bring a signed proxy from your broker in order to vote your shares at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 54,592,372 shares of Class A common stock outstanding and 58,430,223 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting, and therefore holders of common stock representing 319,447,302 combined voting power will constitute a quorum.

What vote is required to approve each item?

The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws, the rules of the New York Stock Exchange and Delaware law, for the election of directors and the approval of the other items on the agenda for the annual meeting.

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*
Proposal 1: Election of the three nominees to serve as Class III directors of the Company	Plurality of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome of the election.
Proposal 2: Approval of the amendment to the P10, Inc. 2021 Incentive Plan to increase the number of shares issuable under the 2021 Plan	Affirmative vote of the holders of a majority in combined voting power of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome.
Proposal 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024	The affirmative vote of a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote.	Abstentions will have the effect of a vote against.

2024 Proxy Statement	3

Proxy Summary

___________________

* A broker non-vote occurs when a broker submits a proxy but does not vote on a proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Broker non-votes will not be counted as “votes cast” with respect to Proposals 1 or 2. Your broker may vote without your instructions only on Proposal 3—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024.

What are the Board’s recommendations?

As more fully discussed under Summary of Matters to be Voted On, our Board of Directors recommends a vote: (i) FOR the election of the three nominees to serve as Class III directors of the Company for a term of three years; (ii) FOR the approval of the amendment to the P10, Inc. 2021 Incentive Plan to increase the number of shares issuable under the 2021 Plan by 11,000,000 shares; and (iii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (i) FOR the election of each of the three nominees to serve as Class III directors of the Company for a term of three years; (ii) FOR the approval of the amendment to the P10, Inc. 2021 Incentive Plan to increase the number of shares issuable under the 2021 Plan by 11,000,000 shares; (iii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and (iv) in accordance with the recommendation of our Board of Directors, on all other matters as may properly come before the annual meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials. Holders of record may vote their shares by regular mail, by phone at 1-866-983-6559, online at www.proxypush.com/PX, or in person at the Annual Meeting.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you come to the Annual Meeting, you can, of course, vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the annual meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on our website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $5,000 plus reimbursable out-of-pocket expenses.

4	P10, Inc.

Stock Ownership

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock based solely on P10’s review of filings with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act;
•
Each of our directors and director nominees;
•
Each named executive officer listed in the Summary Compensation Table in “Executive Compensation”; and
•
All directors, director nominees and executive officers as a group.

All information is as of the record date, April 18, 2024, except as noted otherwise. On such date, there were 54,592,372 shares of Class A common stock outstanding with the right to one vote per share on each matter to come before the meeting, 58,430,223 shares of Class B common stock outstanding with the right to ten votes per share on each matter to come before the meeting, and all outstanding shares have a combined voting power of 638,894,602 votes. The address for directors, director nominees and executive officers is c/o P10, Inc., 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned	Combined Voting Power and Nature of Class (1)		Percent of Class A	Percent of Class B	Percent of Combined Voting Power
Beneficial Owners of More Than 5% of Any Class
T. Rowe Price Investment Management, Inc.	5,491,374		—	5,491,374	(2)	10.1%	*	*
Alliance Bernstein L.P.	2,908,710		—	2,908,710	(3)	5.3%	*	*
Kent P. Dauten	6,583,090		—	6,583,090	(4)	12.1%	*	*
The Vanguard Group	4,215,936		—	4,215,936	(5)	7.7%	*	*
RCP Group Holders	1,009,133	(6)	21,900,253	220,011,663	(6)	1.8%	37.5%	34.4%
TrueBridge Group Holders	108,287	(7)	17,543,995	175,548,237	(7)	*	30.0%	27.5%
210 Group Holders	5,018,486	(8)	9,667,397	101,692,456	(8)	9.2%	16.5%	15.9%
Directors, Director Nominees and Named Executive Officers
Robert Alpert (member of the 210 Group Holders)	4,259,243		9,667,397	100,933,213	(8)	7.8%	16.5%	15.8%
C. Clark Webb (member of the 210 Group Holders)	4,259,243		9,667,397	100,933,213	(8)	7.8%	16.5%	15.8%
William F. Souder (member of the RCP Group Holders)(9)	254,355		4,261,939	42,873,745		*	7.3%	6.7%
David M. McCoy (member of the RCP Group Holders)	80,600		2,817,213	28,252,730	(6)	*	4.8%	4.4%
Robert B. Stewart Jr.	91,305		13,291	224,215		*	*	*
Travis Barnes	25,215		13,291	158,125		*	*	*
Scott Gwilliam	225,215		631,186	6,537,075		*	1.1%	1.0%
Tracey Benford	—		—	—		*	*	*
Edwin Poston (member of the TrueBridge Group Holders)	54,103		8,849,584	88,549,943	(7)(10)	*	15.1%	13.9%
Amanda Coussens	22,174		—	22,174	(11)	*	*	*
Luke Sarsfield	63,329		—	63,329		*	*	*
All directors, director nominees and executive officers as a group (12 persons)	5,721,166		21,991,962	225,640,786		10.5%	37.6%	35.3%

* Less than one percent (1%)

(1)
The amounts reported in this column represent one vote per share of Class A common stock beneficially owned and ten votes per share of Class B common stock beneficially owned, irrespective of whether such beneficial owner reported having voting power over such shares. For details regarding the differences, if any, between the voting and dispositive power over any such shares, please refer to the footnotes accompanying the applicable beneficial owner.
(2)
Information reported is based on Schedule 13G/A as filed with the SEC on February 14, 2024, on which T. Rowe Price Investment Management, Inc.: (i) reported beneficially owning an aggregate of 5,491,374 shares of our Class A common stock as of December 31, 2023, of which the reporting person reported having sole voting power over 1,656,984 shares and sole dispositive power over 5,491,374 shares; and (ii) listed its address as 101 E. Pratt Street, Baltimore, MD 21201.
(3)
Information reported is based on Schedule 13G/A as filed with the SEC on June 10, 2022, on which AllianceBernstein L.P.: (i) reported beneficially owning an aggregate of 2,908,710 shares of our Class A common stock as of May 31, 2022, of which the reporting person reported having sole voting power over 2,780,703 shares, sole dispositive power over 2,870,529 and shared dispositive power over 38,181 shares; and (ii) listed its address as 1345 Avenue of the Americas, New York, NY 10105.
(4)
Information reported is based on the Schedule 13G/A as filed with the SEC on November 6, 2023, on which Kent P. Dauten: (i) reported beneficially owning an aggregate of 6,583,090 shares of our Class A common stock as of October 25, 2023, of which the reporting person may be deemed to have (a) sole voting power over 6,274,938 shares held by a trust of which the reporting person is trustee, and (b) shared voting power over 308,152 shares held by certain trusts of which a member of the reporting person’s immediate family serves as trustee; and (ii) listed his address as 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.
(5)
Information reported is based on Schedule 13G/A as filed with the SEC on February 13, 2024, on which The Vanguard Group: (i) reported beneficially owning an aggregate of 4,215,936 shares of our Class A common stock as of December 29, 2023, of which the reporting person reported having sole voting power over zero shares, shared voting power over 80,313 shares, sole dispositive power over 4,097,521 shares and shared dispositive power over 118,415 shares; and (ii) listed its address as 100 Vanguard Blvd. Malvern, PA 19355.
(6)
Information reported is based on: (i) the Schedule 13G/A filed with the SEC on February 14, 2024, by David M. McCoy, the Jon I. Madorsky Revocable Trust, the Thomas P. Danis Revocable Living Trust, the Charles K. Huebner Trust, Souder Family LLC (of which William F. Souder serves as Managing Partner), Nell M. Blatherwick, Alexander I. Abell, Michael Feinglass, Andrew Rowan Nelson, and Prism 2, LLC (collectively, the “RCP Group Holders”), which reported the respective holdings of each member of the RCP Group Holders as of December 31, 2023; and (ii) subsequent Forms 4 filed on March 6, 2024, March 11, 2024, March 12, 2024, March 14, 2024, March 15, 2024, March 21, 2024 and March 27, 2024 by certain members of the RCP Group Holders. The Schedule 13G filed by the RCP Group Holders listed each reporting person’s address as c/o 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205.
(7)
Includes shares held by: (i) Edwin Poston directly and indirectly through the TrueBridge Colonial Fund, u/a dated 11/15/2015, and TrueBridge Ascent LLC; and (ii) Mel A. Williams directly and indirectly through the Mel Williams Irrevocable Trust u/a/d August 12, 2015, and MAW Management Co. (collectively, the “TrueBridge Group Holders”). Information is based on Forms 4 filed by certain members of the TrueBridge Group Holders on November 22, 2021, and on March 12, 2024, in which each reporting person listed their address as c/o 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205.

2024 Proxy Statement	5

Stock Ownership

(8)
Information reported is based on: (i) the Schedule 13D filed with the SEC on December 20, 2023, by 210 Capital, LLC, 210/P10 Acquisition Partners, LLC, Covenant RHA Partners, L.P., CCW/LAW Holdings, LLC, RHA Investments, Inc., Robert Alpert, and C. Clark Webb (collectively, the “210 Group Holders”); and (ii) a Form 4 filed on April 4, 2024 by Robert Alpert and C. Clark Webb. In such Schedule 13D, each member of the 210 Group Holders: (a) reported having, as of October 23, 2023, shared dispositive and voting power over 13,167,397 shares of our Class B common stock; and (ii) listed their address as 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205. These shares of Class B common stock are owned directly by 210 Capital, LLC, which may be deemed to be controlled indirectly by Mr. Alpert and Mr. Webb through their respective control of the other members of the 210 Group Holders. The shares of Class A common stock disclosed above for the 210 Group Holders include (a) 334,150 shares of Class A common stock held directly by Mr. Alpert, (b) 334,150 shares of Class A common stock held directly by Mr. Webb, (c) 425,093 shares of Class A common stock issuable upon exercise of options currently exercisable and/or exercisable within 60 days hereof held by Mr. Alpert, and (d) 425,093 shares of Class A common stock issuable upon exercise of options currently exercisable and/or exercisable within 60 days hereof held directly by Mr. Webb.
(9)
Includes shares beneficially owned by Souder Family LLC. Mr. Souder has the power to direct the affairs of Souder Family LLC as its Managing Partner.
(10)
Includes: (i) 8,694,409 shares pf Class B common stock beneficially owned by TrueBridge Colonial Fund, u/a dated 11/15/2015, of which Mr. Poston serves as trustee; and (ii) 173,770 shares of Class B common stock beneficially owned by TrueBridge Ascent LLC, of which Mr. Poston serves as manager.
(11)
Includes 6,650 options to purchase shares of Class A common stock that are currently exercisable.

6	P10, Inc.

Matters to Come Before the Annual Meeting

Matters to Come Before the Annual Meeting

PROPOSAL 1:

Election of Directors

Nominees

Our Board of Directors currently has nine members, four of whom are independent directors. Our amended and restated certificate of incorporation and bylaws classifies our Board of Directors into three classes of directors, serving staggered three-year terms of office. Directors designated as Class III directors have initial terms expiring at this Annual Meeting. Directors up for election at this Annual Meeting may be elected to a new three-year term expiring in 2027. Directors designated as Class I directors have terms expiring at our 2025 Annual Meeting of Stockholders. Directors designated as Class II directors have terms expiring at our 2026 Annual Meeting of Stockholders. There are no family relationships among any of our directors, executive officers or nominees.

Listed below are the nominees for election at the annual meeting to serve as Class III directors on our Board of Directors, along with the continuing Class I and Class II directors.

Nominees for Election as Class III Directors at the Annual Meeting (Term to Expire 2027)

Robert Alpert
Title: Executive Chairman and Chairman of the Board | Age: 59 | Director Since: 2017

Career Highlights

Mr. Alpert is one of the two directors designated by the 210 Group and served as the Company’s Chairman of the Board since 2017. He also served as the Company’s Co-Chief Executive Officer from 2017 until October 2023. Mr. Alpert brings to the board extensive investment and managerial experience. In addition to his role at P10, Mr. Alpert is also the co-founder and principal of 210 Capital. Additionally, he is the Chairman of the Board of Crossroads Impact Corp. and a director of Elah Holdings, lnc. Mr. Alpert is also a managing member of Merfax Financial Group, LLC, an investment fund and the controlling shareholder of Incline Insurance Group, LLC, a national property and casualty insurance company, and a director of Redpoint Insurance Group, LLC, an insurance holding company. He was formerly CEO (April 2019-September 2020) and Chairman of the Board of Globalscape, Inc., a software developer offering secure enterprise FTP solutions. Before founding 210 Capital, Mr. Alpert was the founder and portfolio manager of Atlas Capital Management, L.P. (October 1995 to September 2015). Mr. Alpert received a B.A. from Princeton University in 1987 and an M.B.A. from Columbia University in 1990.

Committees:

•
N/A

Travis Barnes
Title: Director | Age: 48 | Director Since: 2021

Career Highlights

Mr. Barnes brings to the board extensive experience in financial services and impact lending. Mr. Barnes is a Managing Director and Global Co-Head of Capital Markets, serving on the Investment Banking Management Team at Barclays, a multinational universal bank. Previously, he was the global head of Debt Capital Markets and Risk Solutions Group, which also included Securitized Products Origination, Sustainable Capital Markets, Loan Capital Markets and Global Finance Advisory. Mr. Barnes is the Chair of Barclays’ Americas Citizenship Council. He is based in New York and has worked at Barclays since 2006. He started his career at Morgan Stanley and worked in Debt Capital Markets, Corporate Finance and Mergers & Acquisitions, based in New York and Hong Kong. Mr. Barnes received a B.A., summa cum laude, in Economics and English from Lafayette College in 1998. He has served as a director of the Company since October 2021.

Committees:

•
Audit
•
Compensation

Luke A. Sarsfield III
Title: Chief Executive Officer and Director | Age: 50 | Director Since: 2023

Career Highlights

Mr. Sarsfield is the Company’s Chief Executive Officer, a position he has served in since October 2023. Prior to joining P10, Mr. Sarsfield worked at Goldman Sachs for over 23 years, where he held numerous senior leadership roles in asset management, including: Global Co-Head of Goldman Sachs Asset Management, Chief Commercial Officer of Asset and Wealth Management, and Global Co-Head of the Client Business within Goldman Sachs Asset Management. Previously, Mr. Sarsfield was a senior leader in Goldman Sachs’ Investment Banking Division, where he served as Global Head of the Financial Institutions Group, Global Chief Operating Officer of Investment Banking, and Co-Head of the Healthcare Group in the Americas. Additionally, he served as a member of the firm’s Management Committee and Partnership Committee. Mr. Sarsfield currently serves as Vice President of the Board of Trustees of the Montclair Kimberley Academy and Treasurer of the Board of Safe Horizon, the largest victim services agency in the United States. Mr.

2024 Proxy Statement	7

Matters to Come Before the Annual Meeting

Sarsfield earned an MBA from Harvard Business School and a BA, magna cum laude, from Harvard College. Committees: • N/A

Continuing Class I Directors (Term Expires 2025)

C. Clark Webb
Title: Executive Vice Chairman and Director | Age: 43 | Director Since: 2017

Career Highlights

Mr. Webb is one of the two directors designated by the 210 Group. He served as the Company’s Co-Chief Executive Officer from 2017 until October 2023 and as a director of the Company since 2017. Mr. Webb brings to the board extensive investment and managerial experience. In addition to his role at P10, Mr. Webb is also the Co-Founder and Principal of 210 Capital. Previously, Clark was co-founder and manager of P10 Capital Management, LP, a Co-Portfolio Manager of the Lafayette Street Fund and a Partner at Select Equity Group, L.P. Mr. Webb holds a BA from Princeton University (2003). Mr. Webb also currently serves as the chairman of the Board of Directors of each of Elah Holdings, Inc., an investment holding company, and Collaborative Imaging, LLC, a healthcare technology and management services organization, and as member of the Board of Directors of Crossroads Impact Corp. He was formerly a director of Globalscape, Inc., a software developer offering secure enterprise FTP solutions.

Committees:

•
N/A

Scott Gwilliam
Title: Director | Age: 54 | Director Since: 2021

Career Highlights

Mr. Gwilliam brings to the board extensive investment and industry experience. Mr. Gwilliam is a co-founder of Keystone Capital Management, a Chicago-based investment firm, where he has served as the Managing Partner since 2017. Mr. Gwilliam also currently serves as a director of CONSOR Engineers, an infrastructure engineering firm, VDA Holdings, a building sciences consultancy, Clearwater, a water operations and management company, Inspire 11, a leading digital transformation and data analytics firm, Merge, a full-service marketing agency, and Pinchin Holdings, an environmental, engineering, building science, and health & safety consulting firm. Prior to founding Keystone, Mr. Gwilliam was with Madison Dearborn Partners, a leading middle market private equity firm, and Kidder, Peabody & Company, a New York-based Investment Banking firm. Mr. Gwilliam received a B.S. degree in finance from the University of Virginia and a M.B.A. from Northwestern University. He has served as a director of the Company since October 2021.

Committees:

•
Nominating and Corporate Governance (Chair)

Edwin Poston
Title: Director | Age: 57 | Director Since: 2021

Career Highlights

Mr. Poston brings extensive private equity experience to the Board of Directors of the Company, where he has served as the director designated by TrueBridge Capital Partners LLC and certain of its affiliates since October 2021. He is a General Partner and co-founder of TrueBridge Capital Partners LLC, a principal operating brand of the Company. Prior to founding TrueBridge Capital Partners LLC, he was a Managing Director and Head of Private Equity at The Rockefeller Foundation, a private foundation to empower the world’s poor, where he focused particularly on private assets, including building and managing the Foundation’s venture capital and buyout portfolios both domestically and internationally. Prior to The Rockefeller Foundation, Mr. Poston was at Brandywine Trust Company, a multi-family office where he worked across a portfolio of more than $4 billion for a limited number of high-net-worth families and foundations. As the senior investment professional, he was responsible for all asset classes but spent the majority of his time on buyouts, venture capital, hedge funds, international equities, small cap equities, and concentrated portfolios. Prior to starting his career in private equity investing, Mr. Poston worked as an investment banker at NationsBanc Montgomery Securities (Bank of America Securities) and as an opportunistic real estate investor in Washington, D.C. Mr. Poston received a J.D. and M.B.A. from Emory University, and a B.A. from the University of North Carolina at Chapel Hill.

Committees:

•
N/A

8	P10, Inc.

Matters to Come Before the Annual Meeting

Continuing Class II Directors (Term Expires 2026)

Tracey Benford
Title: Director | Age: 55 | Director Since: 2024

Career Highlights

Ms. Benford was appointed to the Board in April 2024. Ms. Benford is a retired partner and advisory director of Goldman Sachs & Co., where she was a partner since 2010 and spent over 25 years of her career. Ms. Benford has held senior leadership positions at Goldman Sachs including as head of the Global Markets Division in the Midwest, Canada and the Southern Region, and served on the Global Executive Committee for Global Markets and the Partnership committee. She currently serves on the boards of several non-profit organizations including United States Olympic and Paralympic Foundation (USOPF), the Lincoln Park Zoo, Team Impact, Positive Coaching Alliance and Uniting Voices of Chicago and sits on the advisory council of the Stanford Graduate School of Business. Ms. Benford holds an MBA from the Stanford University Graduate School of Business and a BA, with honors, in Mathematical Methods and Economics from Northwestern University.

Committees:

•
Audit
•
Compensation (Chair)
•
Nominating and Corporate Governance

David M. McCoy
Title: Director | Age: 50 | Director Since: 2023

Career Highlights

Mr. McCoy is the director designated by the RCP Group. Mr. McCoy is a Managing Partner and portfolio manager for the Firm’s co-investment funds and maintains broader activities throughout the investment function. Mr. McCoy is also on the Investment Committee and active as an Advisory Board member of various underlying funds and portfolio companies. He has been involved in the private equity industry since 1998. Prior to joining RCP, Mr. McCoy was a Partner at National City Equity Partners, the private equity/mezzanine arm of PNC Financial Services Group, Inc. He has prior private equity experience at Thayer Capital Partners, operational experience at Suntron Corporation, an electronics contract manufacturer, and investment banking experience at BT Alex Brown. Mr. McCoy received a BA in Economics from Princeton University and an MBA from The Wharton School at the University of Pennsylvania.

Committees:

•
N/A

Robert B. Stewart, Jr.
Title: Director | Age: 58 | Director Since: 2021

Career Highlights

Mr. Stewart brings to the board extensive experience in intellectual property, patent licensing, financial and public markets. Mr. Stewart currently serves as Chairman of the Board of PopID, a company that provides solutions for verifying an individual’s identity through facial recognition software. Mr. Stewart is the former President of Acacia Research Corporation, an industry leader in patent licensing. Mr. Stewart was an executive at Acacia for over two decades, helping to deliver hundreds of millions of dollars of value to Acacia’s patent partners. Mr. Stewart received a B.S. degree from the University of Colorado at Boulder. He has served on the Board of Directors of the Company since October 2021.

Committees:

•
Audit (Chair)
•
Compensation
•
Nominating and Corporate Governance

2024 Proxy Statement	9

Matters to Come Before the Annual Meeting

Vote Required

Each Class III director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). The three nominees for Class III director receiving the highest number of affirmative votes will be elected. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxy cards will be voted in favor of the election as directors of the persons named as nominees in this Proxy Statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each of the foregoing nominees has consented to be named in this Proxy Statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the election of each nominee for Class III Director to serve a term of three years under Proposal One

10	P10, Inc.

Matters to Come Before the Annual Meeting

Board Meetings; Corporate Governance; Committees and Membership

Independent Directors

Our Board of Directors has determined that Mr. Stewart, Mr. Gwilliam, Mr. Barnes, and Ms. Benford are “independent” as defined under the rules of the NYSE. In making this determination, the Board of Directors considered the relationships that Mr. Stewart, Mr. Gwilliam, Mr. Barnes, and Ms. Benford have with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including ownership interests in us and, in the case of Mr. Gwilliam, the transactions involving Keystone Capital Management and its affiliates described in the section titled "Certain Relationships and Related Party Transactions."

We are a “controlled company” under the rules of the NYSE by virtue of the Controlled Company Agreement, and therefore qualify for an exemption from the requirement that our Board of Directors consist of a majority of independent directors, that we establish a Compensation Committee consisting solely of independent directors and that our director nominees be selected or recommended by independent directors.

Board Leadership Structure

Our board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined. In October 2023, our board determined it was in the Company’s best interest to transition the leadership of the Company and separate the role of Chairman and Chief Executive Officer. The Board appointed Mr. Sarsfield as the Company’s new Chief Executive Officer and Messrs. Alpert and Webb as Executive Chairman and Executive Vice Chairman, respectively. Our board may make further changes to the Company’s leadership structure in the future.

Executive Sessions

In order to promote open discussion among independent directors, our board holds executive sessions of independent directors at least quarterly. These executive sessions are chaired by a director selected by the independent directors during such sessions.

Board Qualifications & Diversity

The Nominating and Corporate Governance Committee periodically reviews, and recommends to our board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment and courage in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The Nominating and Corporate Governance Committee evaluates the composition of our board annually to assess whether the skills, experience, characteristics and other criteria established by our board are currently represented on our board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. Our Board of Directors and the Nominating and Corporate Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation.

In April 2024, our Nominating and Corporate Governance Committee recommended, and our Board approved, appointing Ms. Benford to the Board. Ms. Benford brings a diversity of skills and background to the Board, particularly given her 30+ years of financial services experience.

The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. We believe our board is well positioned to provide effective oversight and strategic advice to our management.

Procedures for Recommending Individuals to Serve as Directors

The Nominating and Corporate Governance Committee also considers director candidates recommended by our stockholders that are submitted in accordance with our amended and restated bylaws (“bylaws”). Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and Corporate Governance Committee by sending an email to acoussens@p10alts.com or in writing, c/o our Secretary, at 4514 Cole Ave, Suite 1600, Dallas, TX, 75205. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our bylaws (which can be provided free of charge upon request by writing to our Secretary at the address listed above). The Nominating and Corporate Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

2024 Proxy Statement	11

Matters to Come Before the Annual Meeting

Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee.

Audit Committee
Members: Robert Stewart, Jr. (Chair) | Travis Barnes | Tracey Benford

Mr. Stewart, Mr. Barnes, and Ms. Benford are independent directors under the independence standards of the NYSE and SEC rules. Our Board of Directors has determined that each of Mr. Stewart, Mr. Barnes and Ms. Benford qualifies as an “audit committee financial expert,” as defined by the SEC. In 2023, the Audit Committee held 5 meetings and its members were Robert Stewart, Jr., Scott Gwilliam, and Travis Barnes.

Our Audit Committee, among other things, has the primary duties and responsibilities to assist our Board of Directors in:

•
appointing, determining the compensation of and overseeing the work of our independent registered public accounting firm, as well as evaluating its independence and performance;
•
considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;
•
reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•
reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters, including cybersecurity risk management; and
•
establishing procedures for the receipt and treatment of complaints and employee concerns regarding our financial statements and auditing process.

A copy of our audit committee charter is available at: https://ir.p10alts.com/governance-documents.

Compensation Committee
Members: Tracey Benford (Chair) | Travis Barnes | Robert Stewart, Jr.

In 2023, the Compensation Committee held 7 meetings and its members were Scott Gwilliam, Robert Stewart, Jr., and Travis Barnes.

The Compensation Committee is responsible for:

•
reviewing and approving corporate goals and objectives relevant to Co-Chief Executive Officers’ compensation, evaluating the Co-Chief Executive Officers’ performance in light of those goals and objectives, and determining the Co-Chief Executive Officers’ compensation based on that evaluation;
•
reviewing and recommending to our board for approval the annual base salaries, bonuses, benefits, equity incentive grants and other economic rewards for our other executive officers;
•
providing assistance and recommendations with respect to our compensation policies and practices for our other personnel generally; and
•
overseeing our 2021 Incentive Plan and employee benefit plans.

A copy of our compensation committee charter is available at: https://ir.p10alts.com/governance-documents.

Nominating and Corporate Governance Committee
Members: Scott Gwilliam (Chair) | Tracey Benford | Robert Stewart, Jr.

The Nominating and Corporate Governance Committee held 4 meetings in 2023 and its members were Scott Gwilliam, Robert Stewart, Jr., and Travis Barnes.

Our Nominating and Corporate Governance Committee, among other things, is responsible for:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; and
•
developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

A copy of our Nominating and Corporate Governance committee charter is available at:
https://ir.p10alts.com/governance-documents.

Board Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and

12	P10, Inc.

Matters to Come Before the Annual Meeting

approval of corporate matters and significant transactions.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, financial risks and risks associated with corporate governance, business conduct and ethics and is responsible for overseeing the review and approval of related-party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Corporate Governance Guidelines

Our corporate governance guidelines, in accordance with the NYSE reporting requirements, is available at: https://ir.p10alts.com/governance- documents.

Code of Ethics

Our code of ethics satisfies the requirement that we have a “code of conduct” under applicable NYSE rules, a copy of which is available at: https://ir.p10alts.com/governance-documents. We intend to disclose future amendments to certain provisions of this code of business ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that applies to all of its officers, directors and employees. Officers, directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.

Clawback Policy

In 2023, we adopted a clawback policy that provides for the recovery of all erroneously awarded compensation received by an executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, as required under Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual. .

Meetings and Attendance

Our Board of Directors held 11 meetings in 2023. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2023 and meetings held by each committee of the Board of Directors on which such director served during the period that the director so served in 2023. Directors are expected to attend our annual meeting of stockholders each year.

Communications with the Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at P10, Inc., 4514 Cole Ave, Suite 1600, Dallas, TX 75205. The Corporate Secretary will deliver this communication to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board of Director’s consideration, will not be forwarded to the Board of Directors.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the

2024 Proxy Statement	13

Matters to Come Before the Annual Meeting

full Board of Directors.

Certain Relationships and Related Party Transactions

Our related party transactions include:

Effective January 1, 2021, the Company entered into a sublease with 210 Capital, LLC, a related party, for office space serving as our corporate headquarters. The monthly rent expense is $20.3 thousand, and the lease expires December 31, 2029. In the fourth quarter of 2022, the Company sublet an additional amount of office space in the corporate headquarters. This contributed an additional $3.4 thousand monthly. P10 has paid $0.3 million in rent to 210 Capital, LLC for the year ended December 31, 2023.

Through its subsidiaries, the Company serves as the investment manager to our existing portfolio of solutions across private equity, venture capital, private credit and impact investing (collectively, the “Funds”). Certain expenses incurred by the Funds are paid upfront and are reimbursed from the Funds as permissible per fund agreements. As of December 31, 2023, the total accounts receivable from the Funds totaled $18.9 million, of which $5.5 million related to reimbursable expenses and $13.4 million related to fees earned but not yet received. The management fees described here are included in accounts receivable on the Consolidated Balance Sheets and the reimbursable expenses are included in due from related parties on the Consolidated Balance Sheets.

Upon the closing of the Company’s acquisition of ECG and ECP, the Advisory Agreement between ECG and Enhanced PC immediately became effective. Under this agreement, ECG provides advisory services to Enhanced PC related to the assets and operations of the permanent capital subsidiaries owned by Enhanced PC, as contributed by both ECG and ECP, and new projects undertaken by Enhanced PC. In exchange for those services, which commenced on January 1, 2021, ECG receives advisory fees from Enhanced PC based on a declining fixed fee schedule, that is commensurate with the level of services being performed as the projects expire. The Company did not adjust the promised amount of consideration for the effects of a significant financing component at each contract inception as the Company expected that the period between services being provided and cash collection would be less than one year. The total advisory fees are $107.5 million over 9 years. Inclusive of new projects added since inception. This agreement is subject to customary termination provisions. Since inception, $62.0 million of the total $107.5 million advisory fees have been recognized as revenue. There was $45.5 million in remaining performance obligations related to this agreement, which will be recognized between January 1, 2024 and December 31, 2030. For the year ended December 31, 2023, advisory fees earned or recognized under this agreement were $20.9 million and is reported in management and advisory fees on the Consolidated Statements of Operations. The Company also earns interest income on the balance outstanding. Revenues from interest were $0.7 million for the year ended December 31, 2023, which is included in management and advisory fees on the Consolidated Statements of Operations. As of December 31, 2023, the associated receivable was $48.5 million and is included in due from related parties on the Consolidated Balance Sheets. Payment is expected to be collected as the permanent capital subsidiaries complete and liquidate multi-year projects covered under this agreement.

Upon the closing of the Company’s acquisition of ECG and ECP, the Administrative Services Agreement between ECG and Enhanced Capital Holdings, Inc. (“ECH”), the entity which holds a controlling equity interest in ECP, immediately became effective. Under this agreement, ECG pays ECH for the use of their employees to provide services to Enhanced PC at the direction of ECG. The invoice associated with this agreement is paid quarterly in arrears and subject to 5% of interest per annum. The Company recognized $13.2 million for the year ended December 31, 2023 related to this agreement within compensation and benefits on our Consolidated Statements of Operations. As of December 31, 2023, the associated accrual was $2.1 million and is included in due to related parties on the Consolidated Balance Sheets.

On September 10, 2021, Enhanced entered into a strategic partnership with Crossroads Impact Corp (“Crossroads”), parent company of Capital Plus Financial (“CPF”), a leading certified development financial institution. Under the terms of the agreement, Enhanced will originate and manage loans across its diverse lines of business including small business loans to women and minority owned businesses, and loans to renewable energy and community development projects. The loans will be held by CPF and CPF will pay an advisory fee to Enhanced.

On July 6, 2022, Crossroads entered into the Advisory Agreement (the “Crossroads Advisory Agreement”) with ECG. The Crossroads Advisory Agreement provides for ECG to receive a services fee of approximately 1.5% per year of the capital deployed by Crossroads under the Crossroads Advisory Agreement (0.375% quarterly) and an incentive fee of 15% over a 7% hurdle rate. In relation to the strategic partnership with Crossroads effective September 10, 2021 and the Crossroads Advisory Agreement, the Company recognized $8.9 million of fees for the year ended December 31, 2023 which is included in management and advisory fees on the Consolidated Statements of Operations.

On July 6, 2022, certain funds managed by the Company purchased 4,646,840 shares of Crossroads common stock at $10.76 per shares, for an aggregate amount of approximately $50 million. On August 1, 2022, an additional purchase of 1,394,052 shares of Crossroads common stock at $10.76 per share occurred. The funds managed by the Company do not have the ability to change the investment strategy of Crossroads. Two members of the Board of Directors of the Company, including the Executive Chairman, are also directors of Crossroads. and have recused themselves from any decisions related to Crossroads or CPF. The Company recognizes an annual fee from the funds of $20 thousand of which $20 thousand has been recognized for the year ended December 31, 2023 which is included in management and advisory fees on the Consolidated Statements of Operations.

Upon the closing of the Bonaccord acquisition on September 30, 2021, an Advance Agreement and Secured Promissory Note was signed with BCP, an entity that was formed by employees of the Company. As of December 31, 2023 the total notes receivable balance was $5.8 million. The Company recognized interest income of $0.3 million for the year ended December 31, 2023.

Additional Secured Promissory Notes were signed with certain Bonaccord employees on October 13, 2023.

14	P10, Inc.

Matters to Come Before the Annual Meeting

One of our directors, Scott Gwilliam, is a non-controlling member of Keystone Capital XXX, LLC (“Keystone XXX”), and a non-controlling member in KCI Funds III, LLC, KCI Funds V, LLC, and KCI Funds VI, LLC (together the “KCI Funds”), which all have the right, pursuant to prior contractual agreements between Keystone XXX and the Company, to invest in the Company’s funds on certain preferential terms. Pursuant to such agreements, the KCI Funds have invested in certain of the Company’s funds on the same terms and conditions as other unaffiliated clients and investors, except that these investments are generally not subject to management fees or carried interest. In addition, certain of the KCI Funds’ investments are also directly in the respective general partner entity for certain funds, and share in the carried interest. Certain of the KCI Funds’ investments are also directly in the respective general partner entity for certain funds, and share in the carried interest. In addition, certain funds managed by or separate managed accounts of RCP Advisors (the "RCP Funds") have invested $75 million and $75 million, respectively, in capital with two investment funds managed by Keystone Capital Management, where Mr. Gwilliam is a managing partner, and may continue to do so in the future. The RCP Funds have also, on behalf of its clients, partnered with Keystone Capital Management in the acquisition of certain businesses on a direct basis. The RCP Funds invest, on behalf of their clients, on substantially the same terms and conditions as other clients in these funds, including being subject to management fees and carried interest payable to affiliates of Keystone Capital Management, which totaled $0.3 million (net of fee offsets and fee waivers) for the year ended December 31, 2023. These fees are not included in the Consolidated Statements of Operations as they are fees paid to Keystone Capital Management on behalf of RCP clients.

The Company’s officers and directors have also directly invested in certain of the Company’s funds on substantially the same terms and conditions as other unaffiliated clients and investors, except that these investments are sometimes not subject to management fees or carried interest.

Controlled Company Agreement

P10, Inc. entered into the Controlled Company Agreement on October 20, 2021, with the 210 Group, the RCP Group and the TrueBridge Group, granting each party certain board designation rights. Under the Controlled Company Agreement, so long as the 210 Group continues to collectively hold a combined voting power of (A) at least 10% of the shares of common stock outstanding immediately following the closing date of the IPO (the “Closing Date”), P10, Inc. shall include in its slate of nominees two (2) directors designated by the 210 Group and (B) less than 10% but at least 5% of the shares of common stock outstanding immediately following the Closing Date, one (1) director designated by the 210 Group. So long as the RCP Group and any of their permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the IPO, P10, Inc. shall include in its slate of nominees one (1) director designated by the RCP Stockholders. So long as TrueBridge and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the IPO, P10, Inc. shall include in its slate of nominees one (1) director designated by the TrueBridge Group.

The 210 Group, the RCP Group and TrueBridge Group have the right to designate two, one and one directors, respectively. In addition, the parties to our Controlled Company Agreement will agree to elect three directors who are not affiliated with any party to our Controlled Company Agreement and who satisfy the independence requirements applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. These board designation rights are subject to certain limitations and exceptions.

The Controlled Company Agreement provides that, without the prior written consent of P10, Inc., the 210 Group, the RCP Group and the TrueBridge Group will not, and will not publicly disclose an intention to, during the period commencing on the date of the Controlled Company Agreement and ending three years after the date thereof (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the 210 Group, RCP Group or the TrueBridge Group or any other Equity Securities (as defined therein) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of shares of common stock or any such other securities, in cash or otherwise. One-third of the original holdings of Equity Securities of each of the 210 Group, RCP Group and TrueBridge Group were released from the Lock-Up Restrictions, on each of the first and second anniversary of the consummation of the IPO and one-third of such original holdings will be released from the Lock-Up Restrictions, on the third anniversary of the consummation of the IPO. Stockholders Agreement and Registration Rights P10, Inc. entered into a stockholders agreement with certain investors, including employees, pursuant to which the investors were granted piggyback and demand registration rights prior to the IPO.

Company Lock-Up Agreements

Certain stockholders are subject to Lock-Up Restrictions pursuant to a separate agreement with us, which Lock-Up Restrictions shall be released in accordance with the Lock-Up Restrictions Release.

Stock Repurchase Program

On May 12, 2022, we announced that our Board of Directors authorized a program to repurchase outstanding shares of our Class A and Class B common stock as of the date of authorization, not to exceed $20 million (the “Stock Repurchase Program”). On December 27, 2022, we announced that our Board of Directors authorized an additional $20 million for repurchases under the Stock Repurchase Program. On February 27, 2024, the Board of Directors authorized an additional $40.0 million of repurchases of outstanding Class A and B shares of the Company's stock under the Stock Repurchase Program. The authorization provides us the flexibility to repurchase shares in the open market, in block trades, in accordance with Rule 10b5-1 trading plans, and/or through other legally permissible means, in privately negotiated transactions, from time to time, based on market conditions and other factors. The Stock Repurchase Program does not obligate P10 to acquire any particular amount of common stock and it may be terminated or amended by the Board of Directors at any time.

2024 Proxy Statement	15

Matters to Come Before the Annual Meeting

Pursuant to the Stock Repurchase Program, the Company purchased: (a) 100,000 shares of Class B common stock on March 16, 2023, from the Jeff P. Gehl Living Trust, at a price of $8.51 per share; (b) 30,000 shares of Class B common stock on December 8, 2023, from Michael Feinglass at a price of $9.14 per share; and (c) 50,000 shares of Class B common stock on November 21, 2023, from Richard Montgomery at a price of $8.60 per share. Each of the foregoing sellers may be deemed to be a related person of the Company because they are a party to the Controlled Company Agreement. The sales price per share for each of the foregoing transactions represented approximately an 8% discount on the then-most recently reported closing price for shares of Class A common stock.

16	P10, Inc.

Matters to Come Before the Annual Meeting

Executive Officers

The names, ages and positions held by the current executive officers of the Company are presented below.

Executive Officer	Age	Position
Luke A. Sarsfield III	50	Chief Executive Officer
Amanda Coussens	43	Chief Financial Officer and Chief Compliance Officer
Mark Hood	59	Executive Vice President and Chief Administrative Officer
Arjay Jensen	52	Executive Vice President and Head of Strategy and M&A
Robert Alpert	59	Executive Chairman
C. Clark Webb	43	Executive Vice Chairman

Luke A. Sarsfield III—see biographical information in “Proposal 1: Election of Directors—Nominees for Election as Class III Directors at the Annual Meeting (Term to Expire 2027)—Luke A. Sarsfield III.”

Amanda Coussens is the Company’s Chief Financial Officer and Chief Compliance Officer. Prior to becoming the Company’s Chief Financial Officer in January 2021, Amanda served as Chief Financial Officer and Chief Compliance Officer of PetroCap LLC from October 2017 to December 2020; as a contract Chief Financial Officer for Aduro Advisors LLC from March 2016 to November 2017; and as Chief Financial Officer of White Deer Energy LLC from June 2014 to March 2016. Prior to this time, Ms. Coussens served as the SEC Reporting Director for a publicly traded asset manager, The Edelman Financial Group, Director of Accounting for a large family office and Controller for Tudor, Pickering, Holt & Co. Ms. Coussens started her career as an audit manager at Grant Thornton for publicly traded companies in the financial institutions and services, energy and hospitality industries. She is also a licensed CPA in Texas, and the Audit Committee Chair and Independent Board Director for Granite Ridge Resources, Inc. (NYSE: GRNT). Ms. Coussens is also a board member of the Dallas chapter of the Private Equity CFO Association, a thought-leadership and networking organization, and an auxiliary board member of New Friends, New Life, a nonprofit organization that supports anti-trafficking efforts in the U.S.

Mark Hood is the Company’s Executive Vice President and Chief Administrative Officer, a position he has served in since February 2024. Prior to that, he served as the Company’s Executive Vice President of Operations and Director of Investor Relations from February 2023 until February 2024, and as Director of Investor Relations from October 2021 until February 2023. Prior to joining P10, Mr. Hood was chief operating officer at Bespoke Partners, a leading executive search firm serving the private equity industry, from January 2021 to August 2021. Before that, Mr. Hood worked at GlobalScape, Inc. (NYSE American: GSB), a software company, serving as chief operating officer from January 2020 until August 2020, as Executive Vice President of Operations from May 2019 until December 2019 and as Vice President of Operations from August 2018 until May 2019. Prior to GlobalScape, Mr. Hood served in various roles at Crossroads Systems, Inc., a data software and hardware firm, from January 2013 until August 2018, including most recently as Executive Vice President from August 2017 until August 2018. Mr. Hood earned a Bachelor of Business Administration in Marketing from Sam Houston State University and a Master of Science in Technology Commercialization from The University of Texas at Austin, McCombs School of Business.

Arjay Jensen is the Company’s Executive Vice President and Head of Strategy and M&A, a position he has served in since February 2024. Prior to joining P10, Mr. Jensen held a variety of roles in investment banking, focusing on M&A and other strategic and corporate finance transactions for financial services companies, including serving as managing director at Goldman, Sachs & Co. on the Financial Institutions Group’s M&A team from December 2021 to September 2023, as managing director at Guggenheim Securities in the Financial Institutions Group of from 2014 until October 2021 and as managing director in the Financial Advisory group of Perella Weinberg Partners from 2009 to 2014. Mr. Jensen earned a MBA from Duke University, where he was a Fuqua Scholar, and a BA in Economics from the University of Michigan.

Robert Alpert—see biographical information in “Proposal 1: Election of Directors—Nominees for Election as Class III Directors at the Annual Meeting (Term to Expire 2027)—Robert Alpert.”

C. Clark Webb—see biographical information in section “Proposal 1: Election of Directors—C. Clark Webb.”

2024 Proxy Statement	17

Matters to Come Before the Annual Meeting

Director Compensation

Our policy is to not pay director compensation to directors who are also our employees. Our non-employee directors are paid an annual fee up to $175,000. In 2023, the annual fee of $150,000 was payable half in shares of restricted stock, and our directors were able to elect whether to receive the remaining half of their fees in shares of restricted stock, in cash, or in a combination of shares of restricted stock and cash. In the third quarter of 2023, our Board of Directors increased the annual fee to $175,000, and the additional $25,000 in fees were paid in cash. Any amount elected to be received in cash will be paid at the time of vesting of the accompanying restricted stock award. For 2024, the annual fee will be payable entirely in shares of restricted stock. In addition, all members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.

The following table sets forth information regarding the compensation earned or received by each of our non-employee directors during fiscal year 2023. Because Ms. Benford joined the Board of Directors in April 2024, she did not receive compensation in 2023 and is not listed below.

Name	Fees Paid in Cash		Stock Awards (1)	Total
Scott Gwilliam	$25,000		$150,000	$175,000
Travis Barnes	$25,000		$150,000	$175,000
Robert B. Stewart, Jr.	$100,000	(2)	$75,000	$175,000

(1)
Represents an award of restricted stock granted on September 5, 2023. These shares will vest on September 5, 2024, subject to the continuous service of that director through such date.
(2)
In 2023, Mr. Stewart elected to take half of his annual fee, or $75,000, in cash which will be paid at the time of vesting.

18	P10, Inc.

Matters to Come Before the Annual Meeting

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned for 2023 and 2022 by (i) our Chief Executive Officer, (ii) our two former Co-Chief Executive Officers, (iii) our Chief Financial Officer & Chief Compliance Officer and (iv) our Chief Operating Officer. The persons named in the table are also referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation		Total
Luke Sarsfield	2023	$190,972	$—	$7,000,005	$—	$94,673	(7)	$7,285,651
Chief Executive Officer
Robert Alpert (5)	2023	$504,514	$69,967	$4,928,538	$1,625,559	$2,838,413	(4)	$9,966,991
Former Co-Chief Executive Officer & Chairman	2022	$600,000	$150,000	$412,542	$—	$52,575	(4)	$1,215,117
C. Clark Webb (5)	2023	$504,514	$69,967	$5,828,537	$1,625,559	$2,839,816	(4)	$10,868,392
Former Co-Chief Executive Officer	2022	$600,000	$150,000	$412,542	$—	$40,228	(4)	$1,202,770
Amanda Coussens	2023	$400,000	$167,492	$320,526	$236,040	$86,968	(3)	$1,211,026
Chief Financial Officer & Chief Compliance Officer	2022	$400,000	$162,500	$103,136	$203,013	$46,313	(3)	$914,962
William Souder (6)	2023	$600,000	$69,967	$1,428,530	$975,559	$524,445	(3)	$3,598,500
Chief Operating Officer	2022	$600,000	$150,000	$412,542	$—	$3,172,500	(3)	$4,493,242

(1)
The amounts reported in this column represent the aggregate value of the stock awards granted to our named executive officers in 2023 and 2022, based on their grant date fair value, as determined in accordance with the share-based payment accounting guidance under FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting.
(2)
The amounts reported in this column represent the grant-date fair value of stock option awards granted in 2023 and 2022, computed in accordance with U.S. GAAP pertaining to equity-based compensation. See “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2023 Form 10-K.
(3)
This amount includes: (i) payments received by such named executive officer in respect of the Company’s carried interest plans, excluding any such amounts received by such named executive officer from any funds that are not controlled by P10; and (ii) a negligible amount of premiums paid by the Company and 401k employer contributions.
(4)
This amount represents the amount of premiums paid by the Company and 401k employer contributions as well as severance payments.
(5)
Messrs. Alpert and Webb served as the Company's co-CEOs during 2022 and part of 2023. On October 23, 2023, Mr. Alpert transitioned to Executive Chairman and Chairman of the Board and Mr, Webb transitioned to Executive Vice Chairman and Director.
(6)
On February 9, 2024, the Company announced that William F. Souder will be retiring from the Company in May of 2024 and the Company provided notice of non-renewal of his employment agreement. See “—Services and Employment Agreements—William F. Souder” below.
(7)
This amount includes $80,000 of legal fees paid by P10 on behalf of Mr. Sarsfield associated with negotiations of his employment.

Disclosure Regarding Summary Compensation Table

Services and Employment Agreements

Luke A. Sarsfield III

In connection with his appointment as CEO, P10 entered into an employment agreement with Mr. Sarsfield, dated as of October 20, 2023, and effective as of October 23, 2023 (the “Sarsfield Employment Agreement”), setting forth the terms of his employment and compensation. The initial term of the Sarsfield Employment Agreement is for a five-year period and will automatically renew for additional one-year periods unless either party delivers written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the Sarsfield Employment Agreement, Mr. Sarsfield is entitled to receive: (i) an annual base salary of $1 million; (ii) a target annual cash bonus of $1.5 million (which is to be pro-rated for 2023) based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof; (iii) a target annual incentive bonus of $5 million based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof, of which (a) 70% will be awarded in the form of carried interest in certain investment vehicles controlled by the Company, (b) 20% will be awarded in the form of restricted stock units granted under the Plan, and (c) 10% will be awarded in the form of stock options granted under the Plan and (iv) reimbursements for reasonable out-of-pocket expenses during the term of employment. In addition, under the Sarsfield Employment Agreement, Mr. Sarsfield received (i) an initial signing bonus of $1 million, which was paid in the form of fully vested shares of common stock under the Plan; (ii) a start date grant of restricted stock units with an aggregate value of $6 million, which will vest ratably over the first three anniversaries of the Effective Date; and (iii) reimbursement of up to $85,000 for legal expenses incurred in connection with the negotiation of the Sarsfield Employment Agreement. In addition, Mr. Sarsfield will be entitled to receive up to $40 million in the aggregate of additional grants of restricted stock units, comprised of up to five grants of $8 million each, upon achieving certain stock price performance hurdles. The Sarsfield Employment Agreement includes provisions on confidentiality and a one year non-compete, non-solicit of clients and non-solicit of employees.

Robert Alpert

On May 12, 2023, P10 entered into an amended and restated employment agreement with Mr. Alpert (the “Alpert Employment Agreement”). The Alpert Employment Agreement provided that Mr. Alpert shall serve as Co-Chief Executive Officer of P10 and report to its Board of Directors. The Alpert Employment Agreement provided that P10 shall pay Mr. Alpert a base salary of $600,000 per year and he shall be eligible to receive an annual bonus paid in the form of cash, options, restricted stock units and/or shares of common stock of the Company. For 2023 (and future years, as applicable), the aggregate value of the bonus (including equity grants) was to be no less than the aggregate value of the bonus and other amounts received by Mr. Alpert on account of the immediately preceding fiscal year. Mr. Alpert was also entitled to participate in all benefit plans maintained by the Company and to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties and in the event of a qualifying termination, certain severance benefits. On October 20, 2023, P10 entered into an executive transition agreement with Mr. Alpert pursuant to which, effective October 23, 2023, he ceased serving as co-Chief Executive Officer and that provided for certain transition and severance related payments. The executive transition agreement is more fully described below.

2024 Proxy Statement	19

Matters to Come Before the Annual Meeting

C. Clark Webb

On May 12, 2023, P10 entered into an amended and restated employment agreement with Mr. Webb (the “Webb Employment Agreement”). The Webb Employment Agreement provided that Mr. Webb shall serve as Co-Chief Executive Officer of P10 and report to its Board of Directors. The Webb Employment Agreement provided that P10 shall pay Mr. Webb a base salary of $600,000 per year, and he shall be eligible to receive an annual bonus paid in the form of cash, options, restricted stock units and/or shares of common stock of the Company. For 2023 (and future years, as applicable), the aggregate value of the bonus (including equity grants) was to be no less than the aggregate value of the bonus and other amounts received by Mr. Webb on account of the immediately preceding fiscal year. Mr. Webb was entitled to participate in all benefit plans maintained by the Company and to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties and in the event of a qualifying termination, certain severance benefits. On October 20, 2023, the Company entered into an executive transition agreement with Mr. Webb pursuant to which, effective October 23, 2023 he ceased serving as co-Chief Executive Officer and that provided for certain transition and severance related payments. The executive transition agreement is more fully described below.

Executive Chairman and Executive Vice Chairman Transition Agreements

On October 20, 2023, the Company entered into an executive transition agreement with each of Mr. Alpert and Mr. Webb (each, a “Transition Agreement”). Pursuant to the Transition Agreements, effective as of the October 23, 2023 (the “Effective Date”), Mr. Alpert and Mr. Webb each ceased to serve as Co-Chief Executive Officer, and Mr. Alpert and Mr. Webb were appointed as Executive Chairman and Executive Vice Chairman, respectively, through the first anniversary of the Effective Date.

Each Transition Agreement provides for certain transition and severance related payments. Pursuant to his Transition Agreement, Mr. Alpert was entitled to receive a salary of $100,000 and a transition award having an aggregate gross value of $100,000 in the form of restricted stock units, which will vest on the first anniversary of the Effective Date. Pursuant to his Transition Agreement, Mr. Webb was entitled to receive a salary of $100,000 and a transition award having an aggregate gross value of $4,000,000 in the form of restricted stock units, which will be granted in four equal quarterly installments with the first grant occurring on the Effective Date, and each grant will vest on the first anniversary of the applicable grant date. Mr. Alpert and Mr. Webb will also each be entitled to reimbursements for reasonable out-of-pocket expenses and will be eligible to receive, in the sole discretion of the Board, an additional bonus payment upon completion of the transition period based on such executive’s performance and the Company’s performance during such period, which may be paid in the form of cash, restricted stock, restricted stock units or a carried interest in certain investment vehicles controlled by the Company.

The Transition Agreements may be terminated by either party upon 90 days’ prior written notice. Upon any such termination effective prior to the first anniversary of the Effective Date, such executive will be entitled to receive: (i) the accrued and unpaid portion of the transition salary; and (ii) accelerated vesting of a portion of the transition restricted stock units, prorated based on the number of days employed during the transition period.

In addition, the Transition Agreements each provide that the cessation of their respective roles as Co-Chief Executive Officer was without cause under the Alpert Employment Agreement and Webb Employment Agreement, respectively. Accordingly, subject to the timely execution and delivery of a general release and waiver of claims in favor of the Company, Mr. Alpert and Mr. Webb will each be entitled to receive the following severance payments and benefits in accordance with their respective Transition Agreements: (i) a cash transition severance payment of $1.2 million; (ii) a severance payment having an aggregate gross value of $5.65 million, which is the equivalent of the remaining base salary and bonus under their respective existing employment agreements, which payment shall consist of: (a) a cash payment of $1.6 million; (b) an award of $3.4 million, which the Company intends pay in the form of fully vested shares of common stock under the Plan in lieu of cash and (c) an award of stock options having an aggregate value of $650,000, which will be fully vested and exercisable as of the effective date; and (iii) all unvested options, restricted stock units or other equity awards issued to such executive under the Plan and carried interests in certain investment vehicles controlled by the Company will become fully vested and immediately exercisable on the effective date.

Amanda Coussens

P10 entered into an employment agreement with Ms. Coussens effective as of February 27, 2024 (the “Coussens Employment Agreement”), which amended and restated the agreement between P10 and Ms. Coussens originally entered into on November 11, 2022, pursuant to which Ms. Coussens shall serve as Chief Financial Officer of P10 and report to the Chief Executive Officer. The Coussens Employment Agreement provides for a base salary of $500,000 and that Ms. Coussens is eligible for an annual bonus in a target amount equal to $400,000, subject to satisfying certain performance metrics and requirements determined by the Compensation Committee, of which no less than 75% of Ms. Coussens’ annual bonus is payable in cash and any remainder shall be paid in cash, restricted stock, restricted stock units of the Company and/or carried interest awards. Ms. Coussens is also eligible for an annual equity award with a target value of $1 million which may be in equity of the Company and/or carried interest awards. Pursuant to the Coussens Employment Agreement, Ms. Coussens is eligible to participate in all benefit plans maintained by the Company and to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of her duties.

The current term of the Coussens Employment Agreement is through February 27, 2025; thereafter, it shall be automatically extended for successive one-year periods unless either party provides written notice of its intention not to extend the term at least ninety (90) days prior to the applicable renewal date. The term of the Coussens Employment Agreement may be terminated (i) by P10 for Cause (as defined in the Coussens Employment Agreement) or by Ms. Coussens without Good Reason (as defined in the Coussens Employment Agreement), (ii) upon either party’s failure to renew the Coussens Employment Agreement in accordance with its terms, (iii) by P10 without Cause or by Ms. Coussens for Good Reason, (iv) upon Ms. Coussens’ death or by P10 on account of Ms. Coussens’ disability (as defined in the Coussens Employment Agreement).

The Coussens Employment Agreement includes provisions on confidentiality, a one year non-solicit of clients and non-solicit of employees and a six month non-compete.

20	P10, Inc.

Matters to Come Before the Annual Meeting

William F. Souder

On May 12, 2023, P10 entered into an employment agreement with Mr. Souder (the “Souder Employment Agreement”), pursuant to which Mr. Souder serves as the Chief Operating Officer of P10. The Souder Employment Agreement superseded any prior agreements between Mr. Souder and the Company, P10, and RCP Advisors 3, LLC. Pursuant to the terms of the Souder Employment Agreement, P10 shall pay Mr. Souder an annual rate of base salary of $600,000 in substantially equal monthly or more frequent installments. In addition, Mr. Souder is eligible to receive an annual bonus based on P10’s performance and Mr. Souder’s achievement of performance benchmarks, jointly set by the Board and Mr. Souder. The annual bonus will be paid in either cash or restricted stock units. Subject to the Board’s discretion and approval, the target amount of Mr. Souder’s annual bonus is 100% of his base salary. The Souder Employment Agreement provided that the aggregate value of the annual bonus and additional equity grants, including carried interest awards, for the fiscal year ending December 31, 2023, shall be substantially equivalent to the aggregate value of the amounts received by Mr. Souder for the fiscal year ending December 31, 2022. Mr. Souder is also entitled to fringe benefits and perquisites consistent with the practice of P10 and to participate in all employee benefit plans, practices and programs maintained by P10 and reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Mr. Souder in connection with the performance of his duties. The Souder Employment Agreement is for a term of one year, with automatic renewal for additional one year periods unless P10 or Executive deliver written notice of non-renewal to the other party at least ninety (90) days prior to the expiration of the term.

On February 9, 2024, the Company announced that Mr. Souder will be retiring from the Company in May of 2024 and the Company provided notice of non-renewal of the Souder Employment Agreement. In conjunction therewith, on February 6, 2024, the Company delivered written notice of non-renewal to Mr. Souder under his employment agreement, and Mr. Souder’s employment will end as of the expiration of the initial term of the employment agreement on May 11, 2024, unless terminated earlier in accordance with the provisions of the employment agreement. In connection with Mr. Souder’s retirement he will be eligible for severance in accordance with the Souder Employment Agreement as described below under “Termination Payments.”

Termination Payments and Other Benefits

Under the Sarsfield Employment Agreement, upon a termination by the Company without cause, or if Mr. Sarsfield resigns for good reason, then Mr. Sarsfield will be entitled to receive, in addition to any accrued and unpaid benefits: (i) a lump sum payment equal to one and one half (1.5) times his then-current base salary; (ii) a lump sum payment equal to one and one half (1.5) times his then-current annual cash bonus; and (iii) immediate vesting of any and all outstanding equity awards and all carried interests in certain investment vehicles controlled by the Company. The foregoing severance payments would be conditioned upon Mr. Sarsfield’s execution, non-revocation and delivery of a general release of the Company and its affiliates.

Under each of the Coussens Employment Agreement and the Souder Employment Agreement, upon a termination by the Company without Cause (including a notice of non-renewal) or by the executive’s resignation for Good Reason, then Ms. Coussens and Mr. Souder, as applicable would be entitled to receive the following: (i) a severance payment, payable in a lump sum, equal to 12 months’ salary; (ii) the target amount of the executive’s annual bonus; (iii) reimbursement of COBRA premiums for up to 12 months; and (iv) immediate vesting of any equity granted to such executive. If such termination occurs within 18 months following a Change in Control (or during such time in which the Company is party to a letter of intent or definitive agreement that contemplates a Change in Control), then the severance payment will be increased from 12 months’ salary to 18 months’ salary and the period for which the executive is eligible to receive reimbursement of COBRA premiums will be increased from 12 months to 18 months.

In addition, in connection with his retirement, Mr. Souder will be granted options to purchase 34,608 shares of common stock of the Company and $400,000 of carried interest. It is also expected that pursuant to the Separation Agreement, Mr. Souder will provide ongoing consulting and transition service through March 1, 2025 and in connection with such services be eligible for consideration for an additional carried interest award of up to $250,000.

All termination payments and other benefits described herein are subject to the applicable executive executing and delivering a general release of the Company and its affiliates in a form that is satisfactory to the Company.

Equity Award Agreements

On March 9, 2023, Mr. Alpert, Mr. Webb, and Mr. Souder were granted 228,659 stock options and Ms. Coussens was granted 55,325 stock options with an exercise price of $9.93. These options all vest on the fifth anniversary of the grant date subject to continued service with P10 through such date and subject to all other terms of their stock option agreement and the 2021 Incentive Plan. However, on October 23, 2023, Messrs. Alpert and Webb's options were fully vested in accordance with their transition agreement. Also on this date, Mr. Alpert, Mr. Webb, and Mr. Souder were all granted 143,860 time-based restricted stock units and Ms. Coussens was granted 12,137 restricted stock units, all of which vested on the first anniversary of the grant date, subject to the named executive officer's continued service with P10 through such date and subject to other terms of grant and our 2021 Incentive Plan. Similarly, Mr. Alpert and Mr. Webb's shares were fully vested on October 23, 2023.

On October 23, 2023, in accordance with their transition agreement, Mr. Webb and Mr. Alpert were granted 196,434 stock options with an exercise price of $9.17. The options were fully vested on the date of grant. Also in accordance with the transition agreement, Mr. Alpert and Mr. Webb were granted 365,592 fully vested restricted stock units each and 10,753 and 107,527 restricted stock units, respectively, that vest the on the first anniversary of the grant date and on July 1, 2025, respectively.

Also on October 23, 2023, Ms. Coussens was granted 21,506 restricted stock units that vest on the first anniversary of the grant date, subject to the named executive officer's continued service with P10 through such date and subject to other terms of grant and our 2021 Incentive Plan.

Finally, on October 23, 2023, Mr. Sarsfield, in accordance with his employment agreement, was granted 100,705 fully vested shares of Company stock and 654,308 restricted stock units that vest on the first, second and third anniversaries of the grant date, subject to the named executive officer's continued service with P10 through such date and subject to other terms of grant and our 2021 Incentive Plan.

2024 Proxy Statement	21

Matters to Come Before the Annual Meeting

Carried Interest Compensation

The Company and/or certain executives and employees receive an allocation of performance-based fees, commonly referred to as “carried interest”, from limited partners in certain investment funds that are controlled by P10. The carried interest may be allocated to certain employees from time to time, including our named executive officers, as a form of long-term incentive compensation, fostering alignment of interest with our clients and investors, and retaining key investment professionals. Cash distributions received in 2023 and 2022 attributable to carried interests allocated to our named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table above.

Benefits

We offer competitive benefits packages that reflect the needs of our workforce. In the U.S., we provide all full-time employees medical, dental, and vision benefits, life and disability coverage, parental leave, education reimbursement, and paid time off. We provide retirement benefits including a 401(k)-match program. In addition to base salary, our employees participate in incentive plans that support our organizational philosophy of pay and performance. Our executive compensation program is designed to align incentives with achievement of the Company’s strategic plan and both short- and long-term operating objectives.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code generally denies a federal income tax deduction for compensation in excess of $1,000,000 per year paid to certain executive employees, which may limit our ability to fully deduct compensation paid to certain of our executives. Although the Compensation Committee considers the deductibility of expenses when it makes compensation decisions, the Compensation Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program and tax deductibility is only one, of many factors, considered in the overall compensation program.

Outstanding Equity Awards at December 31, 2023

The following table sets forth information on outstanding stock options, restricted stock, and restricted stock unit awards held by the named executive officers at December 31, 2023, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock, and restricted stock units that have not vested based on the closing market price for our common stock on December 29, 2023, the last business day of our fiscal year, of $10.22.

	Option Awards							Stock Awards
Name	Year Granted		Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Luke Sarsfield	2023	(1)	—	—	—	$—		654,308	$6,687,028	—	—
Robert Alpert	2023	(2)	228,659	—	—	$9.93	3/9/2033	10,753	$109,896	—	—
	2023	(3)	196,434	—	—	$9.17	10/23/2033	—	$—	—	—
C. Clark Webb	2023	(2)	228,659	—	—	$9.93	3/9/2033	107,527	$1,098,926	—	—
	2023	(3)	196,434	—	—	$9.17	10/23/2033	—	—	—	—
Amanda Coussens	2023	(2)	—	—	55,325	$9.93	3/9/2033	12,137	$124,040	—	—
	2023	(4)	—	—	—	$—		21,506	$219,791	—	—
William Souder	2023	(2)	—	—	228,659	$9.93	3/9/2033	143,860	$1,470,249	—	—

(1)
On October 23, 2023, 654,308 restricted stock units were granted to Mr. Sarsfield. The restricted stock units granted will vest on the first, second and third anniversaries of the grant date, subject to the recipient’s continuous service through such date.
(2)
On March 9, 2023, 228,659 stock options were granted to each of Messrs. Alpert, Webb, and Souder and 55,325 stock options were granted to Ms. Coussens with an exercise price of $9.93 per share. These options have a five-year vesting period and will be fully vested on March 9, 2028. Messrs. Alpert and Webb's options were fully vested upon their transition from Chief Executive Officer. These options expire ten years from the grant date on March 9, 2033. Also on March 9, 2023, Messrs, Alpert and Webb were granted 143,860 restricted stock units that were fully vested on thier transition date, October 23, 2023 and Ms. Coussens and Mr. Souder were granted 12,137 and 143,860 restricted stock units respectively that vested on March 9, 2024.
(3)
On October 23, 2023, 196,434 stock options were granted to Messrs. Alpert and Webb in accordance with their transition agreement with an exercise price of $9.17 per share. These options were fully vested on the grant date and will expire on October 23, 2033. On the same date, they were issued restricted stock units of 365,592 units each that vested immediately in accordance with their transition agreement. Finally, on the same day Mr. Alpert was granted 10,753 restricted stock units that will vest on October 23, 2024 and Mr. Webb was granted 107,527 restricted stock units that will vest on July 1, 2025.
(4)
On October 23, 2023, 21,506 restricted stock units were granted to Ms. Coussens. These units vest fully on October 23, 2024.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercies Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	12,715,381	$8.15	1,837,205
Equity compensation plans not approved by security holders	—	—	—
Total	12,715,381	$8.15	1,837,205

22	P10, Inc.

Matters to Come Before the Annual Meeting

Compensation Policies and Practices and Risk

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our Company and stockholders

Compensation Committee Processes and Procedures

Under our Compensation Committee charter, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s overall compensation levels based on this evaluation. The Committee may submit its determination of the CEO’s overall compensation levels to the non-management members of the Board for ratification, but reserves the right to retain or reconsider its original determination in the event the non-management members of the Board fail to ratify such original determination. Under our Compensation Committee charter, at least annually, the Committee reviews and approves the annual base salaries and annual incentive opportunities of the CEO and executive officers. Our CEO’s recommend the compensation of the executive officers of the Company, other than that of the CEO, to the Compensation Committee. Such recommendation is reviewed by the Compensation Committee, which will then determine the compensation of the executive officers. The Compensation Committee determines the compensation of our CEOs in an executive session at which our CEO is not present.

Our Compensation Committee charter states that our Compensation Committee shall review and approve all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, of the CEO and executive officers. Our Compensation Committee charter providers that the Committee may delegate to its Chairman or other members such powers and authority as the Committee deems to be appropriate, except such powers and authority required by law to be exercised by the whole Committee.

Compensation Committee Interlocks and Insider Participation

Each of Scott Gwilliam, Robert Stewart, Jr. and Travis Barnes served on the Compensation Committee during fiscal 2023. No member of the Compensation Committee was, at any time during fiscal 2023 or at any other time, an officer or employee of P10, and, other than disclosed in the section titled "Certain Relationships and Related Party Transactions", no member of this Committee had any relationship with P10 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of P10 has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2023.

PROPOSAL 2:

Approval of Amendment to the 2021 Incentive Plan to Increase

On February 27, 2024, the Board approved an amendment to the 2021 Plan (the “Plan Amendment”), described in this Proposal 2, to increase the aggregate number of shares of common stock of the Company (“Common Stock”) reserved and available for issuance under the 2021 Plan by 11,000,000 shares (subject to adjustment as provided in the 2021 Plan), subject to the approval of our stockholders at our annual meeting. If our stockholders do not approve the Plan Amendment, the number of shares of Common Stock remaining available under the 2021 Plan would be insufficient to fully cover the short-term and long-term needs for our equity incentive program for employees, directors and officers as we currently do, which we believe is necessary to continue recruiting, retaining and motivating high-performing, revenue-generating and client-facing individuals to achieve our objectives and therefore in the best interests of our stockholders. The text of the Plan Amendment is attached as Appendix A to this Proxy Statement.

As of April 18, 2024, there were 984,345 of our Common Stock remaining for issuance under the 2021 Plan, not including 2,470,917 that have been granted to employees of the Company and its subsidiaries, the exercise of which is contingent on stockholder approval of the Plan Amendment.

Reasons for the Increase in the Number of Shares

The use of stock- and cash-based awards under the 2021 Plan has been a key component of our compensation program. Cash- and stock-based compensation awards assist us in attracting, motivating, and retaining capable, talented individuals to serve in the capacity of employees, officers, directors and other individual service providers. The 2021 Plan prior to the currently proposed Plan Amendment authorized us to issue up to 12,000,000 shares of Common Stock plus the number of shares available for grant under the 2021 Plan as of the Effective Date (as defined in the 2021 Plan).

The Board has determined that, in order to ensure that there are sufficient shares available to meet our needs for grants now and during the coming years, the adoption of the Plan Amendment, reserving an additional 11,000,000 shares, is necessary and desirable to give us a competitive edge in today’s volatile business environment. The ability to grant stock-based compensation awards is critical to our ability to attract, motivate, and retain highly qualified individuals. Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of our employees, including management, and we believe that it is in the best interest of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our stockholders.

2024 Proxy Statement	23

Matters to Come Before the Annual Meeting

The 2021 Plan is a broad-based plan under which we may grant awards to our directors, employees, including our officers, and other service providers, as described below. We believe approval of the Plan Amendment will give us flexibility to continue to make cash- and stock-based grants under the 2021 Plan over the next few years in amounts determined appropriate by the Compensation Committee, which administers the 2021 Plan (as discussed more fully below). However, future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our Common Stock, award levels/amounts provided by our competitors and hiring activity during the next few years, including hiring activity related to mergers and acquisitions.

It is our current practice to grant cash-based and stock-based compensation awards to key employees on an annual basis during the first quarter of each fiscal year based on targeted dollar values that are generally competitive with industry peers. In addition, it is our current practice to grant stock-based compensation on an annual basis to our non-employee directors, which are also based on targeted dollar values that are generally competitive with industry peers. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares in order to capture the same grant date value as a prior year’s award, which impacts the rate at which we utilize shares for compensation purposes. The closing market price of our Common Stock on April 18, 2024 was $7.42 per share.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE PLAN AMENDMENT.

The Importance of Equity Compensation

Our Board believes that approving the Plan Amendment and thereby increasing the number of shares available under the 2021 Plan, will provide the Company flexibility to continue to issue equity compensation at the levels it deems appropriate to:

•
Attract and retain the services of key employees, non-employee directors, consultants, advisors and other individual service providers who can contribute to our success;
•
Align the interests of our key employees and non-employee directors with the interests of our stockholders through certain incentives whose value is based upon the performance of our Common Stock;
•
Motivate key employees to achieve our strategic business objectives; and
•
Provide a long-term equity incentive program that is competitive with our peer companies.

Our Board strongly believes that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for our stockholders. Our named executive officers and certain of our directors who are current employees or service providers of the Company or its subsidiaries and our non-employee directors will be eligible to receive awards under the 2021 Plan and, therefore, have an interest in this proposal.

Provisions Designed to Protect Stockholders

The 2021 Plan and the Company’s governance policies contain a number of provisions that the Company believes are designed to protect stockholder interests, including:

•
No liberal share counting on stock options or stock appreciation rights. The 2021 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options and stock appreciation rights.
•
No repricing of stock options or stock appreciation rights. The 2021 Plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price.
•
No cash buyouts of underwater stock options or stock appreciation rights. The 2021 Plan does not permit the cash buyout of stock options or stock appreciation rights if such awards are not “in the money.”
•
No discounted stock options. The 2021 Plan prohibits the granting of stock options with an exercise price less than the fair market value of the Common Stock on the date of grant.
•
Limitation on term of stock options. The maximum term of each stock option is ten years.
•
Minimum vesting requirement. The 2021 Plan provides for a one-year minimum restriction period for awards granted under the 2021 Plan (other than cash-based awards), subject to certain exceptions, including the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in the event of retirement, death, disability or a change in control. Shorter vesting periods may apply to awards covering up to 5% of the number of shares reserved under the 2021 Plan.
•
Anti-hedging and pledging policy. The Company’s insider trading policy prohibits employees from engaging in hedging or pledging transactions involving the Company’s securities.

Description of the Amendment to the 2021 Plan

The sole purpose of the Plan Amendment is to increase the aggregate number of shares of Common Stock that may be issued or otherwise made available under the 2021 Plan by 11,000,000 shares of Common Stock (for a total of 23,000,000 shares of Common Stock plus the number of shares that were available for grant under the 2021 Plan as of the Effective Date). The remainder of the Plan remains unchanged. A copy of the Plan Amendment is included as Exhibit A to this Proxy Statement and a summary of the material terms of the 2021 Plan is included below. This summary, which assumes that this Proposal 2 is approved, is not complete and is qualified in its entirety by reference to the full text of the Plan Amendment and the 2021 Plan.

24	P10, Inc.

Matters to Come Before the Annual Meeting

Description of the 2021 Plan

Administration. The 2021 Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to, among other things, construe, interpret and implement the provisions of the 2021 Plan; make, change and rescind rules and regulations relating to the 2021 Plan; correct any defect, supply any omission and reconcile any inconsistency in the 2021 Plan; grant awards under the 2021 Plan and determine the individuals to receive awards, determine the terms and conditions of such awards, amend any outstanding award, not materially adverse to the participant and waiver or amend any goals, restrictions or conditions applicable to awards and accelerate the time or times at which awards vest. The Committee may delegate its authority under the 2021 Plan to one or more officers of the Company in accordance with the terms of the Plan and applicable law. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the 2021 Plan except with respect to matters which, under applicable law, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office or by designation to a committee, conducts the general administration of the 2021 Plan with respect to awards granted to non-employee directors.

Eligible Participants. The Committee may designate any of the following as a participant under the 2021 Plan: any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate (as defined in the 2021 Plan), or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate. As of the date of this Proxy Statement, there are approximately 252 employees and four non-employee directors who would be eligible participants in the 2021 Plan.

Shares Reserved under the 2021 Plan. Under the 2021 Plan prior to the currently proposed Plan Amendment, an aggregate of 12,000,000 shares of Common Stock, plus the number of shares available for issuance under the P10 Holdings, Inc. 2018 Stock Incentive Plan as of the Effective Date of the 2021 Plan are authorized and available for issuance. Shares subject to awards that are forfeited or which expire or are terminated without having been exercised or settled shall again be available for issuance under the 2021 Plan. Similarly, shares tendered in payment of any tax withholding obligations with respect to awards other than options or stock appreciation rights shall again be available for issuance under the 2021 Plan. Shares will not be deemed to have been issued pursuant to the 2021 Plan with respect to any portion of any awards (other than options) that are settled in cash. Notwithstanding the foregoing, shares tendered in payment of the exercise price for an option or covered by a stock settled SAR shall not be made available again for issuance or delivery under the 2021 Plan.

Pursuant to the Plan Amendment, if approved by our stockholders, an additional 11,000,000 shares of Common Stock will be available for issuance under the 2021 Plan.

In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, spin-off, liquidation, share combination, stock split, stock dividend, an extraordinary cash distribution on stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Company’s Common Stock, the Committee shall adjust the exercise price and number and kind of securities and property that may be issued with respect to outstanding awards, as well as the number and kind of securities that are available for issuance under the 2021 Plan, as it determines in its sole discretion to be appropriate and equitable to prevent dilution or enlargement of rights, subject, where applicable to Sections 422, 424 and 409A of the Code. The Committee may also make adjustments in the terms and conditions of, and the criteria set forth in awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or due to changes in applicable law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan.

Types of Awards. The 2021 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance stock, performance stock units, dividend equivalents, deferred stock, performance bonuses and other stock-based awards.

Options. The Committee has the authority to grant stock options and to determine all terms and conditions of each stock option, however, incentive stock options may only be granted to employees of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). A stock option is the right to purchase a specified number of shares of Common Stock for a specified exercise price. Stock options may be granted to participants at such time as the Committee determines. The Committee also determines the number of shares of Common Stock subject to each option, whether an option is to be an incentive stock option or non-qualified stock option, the option exercise price per share of Common Stock (which may never be less than the fair market value of a share of Common Stock on the date of grant) and the expiration date of each option (provided that the expiration date may not be later than ten years after the date of grant, or five years for certain incentive stock options). Options are exercisable at such times and may be subject to such restrictions and conditions as the Committee deems necessary or advisable. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option.

Unless otherwise provided by the Committee in an award agreement, (a) upon termination of service of a participant by reason of death or disability, (i) all outstanding options which are then vested and exercisable may be exercised during a period of one (1) year from the date of such termination of service, unless the options, by their terms, expire earlier and (ii) all then unvested options shall immediately become forfeited; (b) upon an involuntary termination from service without Cause (as defined in the 2021 Plan) or a voluntary termination, (i) all outstanding options that are then vested and exercisable may be exercised during a period of ninety (90) days from the date of such termination of service, unless the options, by their terms, expire earlier and (ii) all then unvested options shall immediately become forfeited; and (c) upon termination of service for Cause or a voluntary termination after the occurrence of an event that would be grounds for a termination for Cause, all outstanding options, whether or not then vested and exercisable, shall immediately be forfeited and no additional exercise period shall be allowed.

Stock Appreciation Rights. The Committee has the authority to grant stock appreciation rights, which are also referred to as SARs, which may be granted alone or in tandem with stock options. An SAR is the right of a participant to receive cash and/or Common Stock, in each case equal to the excess of the fair market value of a share of Common Stock at exercise over the exercise price of the SAR. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The Committee shall determine the

2024 Proxy Statement	25

Matters to Come Before the Annual Meeting

terms and conditions of each SAR, provided, that the term of each SAR shall not exceed ten (10) years from the date of grant. Except as otherwise determined by the Committee, SARs are generally subject to terms and conditions substantially similar as non-qualified stock options.

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture and transfer restrictions during a specified restriction period and such other terms and conditions as determined by the Committee. The Committee will determine the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. If the specified vesting conditions are not attained, the Common Stock will be forfeited to the Company. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares of restricted stock. A participant also will have the right to receive any dividends or distributions paid with respect to the restricted stock, provided that any cash dividends and stock dividends with respect to the restricted stock will be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of restricted stock (and earnings thereon, if applicable) will be distributed to the participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the participant will have no right to such dividends. Unless otherwise provided in an award agreement or determined by the Committee, upon termination of service of a participant for any reason other than by reason of death or disability, all unvested restricted stock will be forfeited, and upon a termination due to death or disability, all restrictions will lapse and the restricted stock will vest in full.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, a share of Common Stock or, in the discretion of the Committee, an amount in cash equal to the fair market value (at the time of distribution) of a share of Common Stock. RSUs are generally subject to the same terms and conditions under the 2021 Plan as Restricted Stock, unless otherwise provided by the Committee. Upon termination of service of a participant due to death or disability, the Committee will determine whether there should be any accelerated vesting of the RSUs.

Performance Stock Awards. Any participant selected by the Committee may be granted one or more Performance Stock awards, which shall be denominated in a number of shares of Common Stock and which may be linked to any one or more performance goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Performance Stock Units. Any participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Common Stock and which may be linked to any one or more performance goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with any award other than options and SARs. Dividend Equivalents are an amount equal to dividends declared on the shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code; provided that, to the extent shares of Common Stock subject to an award are subject to vesting conditions, any Dividend Equivalents relating to such shares will be subject to the same vesting conditions.

Deferred Stock. Any participant selected by the Committee may be granted an award of deferred stock in the manner determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to performance goals or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a participant awarded deferred stock will have no rights as a Company stockholder with respect to such deferred stock until such time as the deferred stock award has vested and the shares of Common Stock underlying the deferred stock award has been issued.

Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more awards in the form of a cash bonus payable upon the attainment of performance goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Other Stock-Based Awards. The Committee has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or an exercise or conversion privilege at a price related to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. The Committee determines all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of Common Stock to be granted pursuant to such award or to which such award will relate.

Minimum Vesting Requirement. Awards (other than cash-based awards) granted under the 2021 Plan may not vest earlier than the first anniversary of the date on which the award is granted, subject to certain exceptions. Awards may be granted without regard to the minimum vesting requirement with respect to up to 5% of the number of shares authorized for issuance under the 2021 Plan. In addition, the following awards are not subject to the minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares delivered in lieu of fully vested cash obligations, and (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, The minimum vesting requirement does not limit the Committee’s discretion to provide for accelerated exercisability or vesting of any award.

26	P10, Inc.

Matters to Come Before the Annual Meeting

Transferability. No award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a domestic relations order or as permitted by the Committee in its sole discretion and in accordance with the 2021 Plan, unless and until such award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

Vesting Upon Change in Control. The 2021 Plan includes certain provisions addressing the treatment of awards in the event of a change in control of the Company (as defined in the 2021 Plan). In general, time-based awards will only vest in the event of a change in control if they are not assumed or replaced by the acquiror with a comparable award referencing shares of the successor corporation (or its parent or subsidiary) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee. Generally, performance-based stock denominated awards will be converted into time-based awards assuming target value (unless actual performance is determinable as of such date and more than half of the performance period has elapsed) which will vest if the Participant’s employment is terminated without cause or the Participant resigns with good reason within 12-months following the change in control and other performance-based awards that are not so converted will vest and be settled (unless otherwise required under Section 409A of the Code) in connection with the change in control (calculating the performance as provided above).

Forfeiture. Awards under the 2021 Plan will be subject to the Company’s clawback policy, as in effect from time to time. Further, any amounts paid with respect to awards are subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing requirement. To the extent that no clawback policy is applicable to a Participant, awards under the 2021 Plan and any shares issued thereunder shall be subject to recovery or “clawback” by the Company if and to the extent (a) the vesting of such awards was based on materially inaccurate financial statements or other performance criteria; or (b) the Participant’s employment or service is terminated due to the Participant’s gross negligence or willful misconduct, or there are grounds for such a termination. In addition, if a Participant engages in any detrimental activity (including noncompliance with restrictive covenants), the Committee may, in its sole discretion, provide for cancellation of any or all of such Participant’s outstanding awards and/or forfeiture by the Participant of any gain realized in respect of such awards, and repayment of any such gain promptly to the Company.

Term of 2021 Plan. Unless sooner terminated, the 2021 Plan shall terminate ten years after the Effective Date. After the 2021 Plan is terminated, no new awards may be granted but awards previously granted shall remain outstanding in accordance with their terms and conditions.

Amendment and Termination. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the 2021 Plan, in whole or in part; provided, however, stockholder approval is required for any Plan amendment that (i) requires stockholder approval by applicable law, regulation or stock exchange rules, (ii) increases the number of shares available under the Plan or the number of shares available for issuance as ISOs, (iii) permits the grant of options with an exercise price that is below fair market value on the date of grant, (iv) permits the Committee to extend the exercise period for an option beyond ten years from the date of grant, (v) results in a material increase in benefits or a change in eligibility requirements, (vi) changes the granting corporation, or (vii) changes the type of stock authorized for issuance under the 2021 Plan.

Repricing Prohibited. Except for the adjustments provided for in the 2021 Plan, the exercise price for any outstanding stock option or SAR may not be reduced (whether directly or indirectly, through the cancellation of the award in exchange for either cash or the granting of a new award at a lower exercise price).

Certain U.S. Federal Income Tax Consequences.

The following discussion addresses certain U.S. federal income tax consequences generally relating to awards granted under the 2021 Plan. This discussion does not address all aspects of the U.S. federal income tax consequences of participant in the Plan, and does not cover federal employment tax or other federal tax consequences that may be associated with the 2021 Plan, nor does it cover state, local or non-U.S. taxes. Each Participant is advised to consult his or her personal tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any awards.

Incentive Stock Options (ISOs). There are no federal income tax consequences when an ISO is granted or vested. A participant will also generally not recognize taxable income when an ISO is exercised, provided that the participant was our employee during the entire period from the date of grant until the date the ISO was exercised (although the excess of the fair market value of the shares at the time of exercise over the exercise price of ISOs is included when calculating a participant’s alternative minimum tax liability). If the participant terminates service before exercising the ISO, the employment requirement will still be met if the ISO is exercised within three months of the participant’s termination of employment for reasons other than death or disability, within one year of termination of employment due to disability, or before the expiration of the ISO in the event of death.

Upon a sale of the shares acquired upon exercise of an ISO, the participant will realize a long-term capital gain (or loss), equal to the difference between the sale proceeds and the exercise price of the shares, if he or she sells the shares at least two years after the ISO grant date and has held the shares for at least one year after exercise of the ISO. If the participant disposes of the shares before the expiration of these periods, then the participant will recognize ordinary income at the time of the sale (or other disqualifying disposition) equal to the lesser of (i) the gain the participant realized on the sale, and (ii) the difference between the exercise price and the fair market value of the shares on the exercise date.

If the employment requirement described above is not met, the tax consequences related to NQSOs, discussed below, will apply.

Nonqualified Stock Options (NQSOs). In general, a participant will not recognize taxable income at the time a NQSO is granted or vested, but will realize income at the time the participant exercises a NQSO, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. We will generally receive a corresponding tax deduction in the same amount that the participant recognizes as income, subject to the description of Section 162(m) of the Code below. Any gain or loss recognized upon a subsequent sale or exchange of the shares is generally treated as capital gain or loss for which we are not entitled to a deduction.

2024 Proxy Statement	27

Matters to Come Before the Annual Meeting

SARs. A participant will not recognize taxable income at the time an SAR is granted but will realize income at the time the participant exercises an SAR, in an amount equal to the fair market value of the shares, or the amount of cash, received in connection with the exercise of the SAR. We will generally receive a corresponding tax deduction in the same amount that the participant recognizes as income, subject to the description of Section 162(m) of the Code below. If a participant receives shares when he or she exercises an SAR, any gain or loss recognized upon a subsequent sale or exchange of the shares is generally treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock (including Performance Stock).Unless a participant makes an election to accelerate the recognition of income to the date of grant as described below, the participant will not recognize income at the time a restricted stock award is granted. Generally, when the restrictions lapse and the restricted stock vests or are freely transferable, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the stock, and we will receive a corresponding tax deduction. If the participant timely files an election under Section 83(b) of the Code, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the shares as of that date, less any amount the participant paid for the shares, and we will generally be allowed a corresponding tax deduction at that time, subject to the description of Section 162(m) of the Code below. Any gain or loss recognized upon a subsequent sale or exchange of the shares is generally treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock Units (RSUs) (including Performance Stock Units (PSUs)). A participant normally does not recognize income at the time an RSU is granted. When shares or cash are delivered to a participant in settlement of an RSU, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of delivery (or the amount of cash, if settled for a cash payment), and we will generally receive a corresponding tax deduction, subject to the description of Section 162(m) of the Code below. Any gain or loss recognized upon a subsequent sale or exchange of the shares is generally treated as capital gain or loss for which we are not entitled to a deduction.

Dividend Equivalents. A participant will recognize ordinary income on the date on which dividend equivalents are paid and we will receive a corresponding deduction, subject to the description of Section 162(m) of the Code below.

Tax Effect for the Company. We are generally entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a NQSO). However, special rules limit the deductibility of certain compensation paid to our chief executive officer, chief financial officer and certain other “covered employees” (as determined under Section 162(m) of the Code). Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to such covered employees, which may limit our ability to fully deduct the value of awards under the 2021 Plan.

Code Section 409A. Section 409A of the Code provides additional tax rules governing nonqualified deferred compensation, which may impose additional taxes on participants for certain types of nonqualified deferred compensation that is not in compliance with Section 409A.

New Plan Benefits Table

The Committee granted certain non-executive officer employees stock options, the exercise of which is conditioned upon stockholder approval of the Plan Amendment. If our stockholders do not approve Proposal 2, these options will not be exercisable and will be null and void. No executive officers or non-executive directors have currently been granted awards that are contingent or the exercise of which is contingent on stockholder approval of Proposal 2.

The following table sets forth the incentive compensation awards granted to our non-executive officer employees, the exercise of which is conditioned upon stockholder approval of the Plan Amendment. The grant of awards under the 2021 Plan is discretionary. Except with respect to the awards specifically described, no determination has been made as to which of the individuals eligible to participate in the 2021 Plan will receive awards under the 2021 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

New Plan Benefits P10, Inc. 2021 Stock Incentive Plan
Name and position	Number of shares subject to awards
Non-Executive Officer Employee Group(1)	2,470,917

(1) On March 4, 2024, certain non-executive officer employees of the Company were granted options with an exercise price of $7.99 per share, the exercise of which is subject to stockholder approval of the Plan Amendment. If the Plan Amendment is not approved pursuant to this Proposal 2, the options will be null and void.

Impact if the Plan Amendment is not Approved. If this Proposal 2 is not approved by the Company’s stockholders, the Plan Amendment will be null and void, and the awards described in the New Plan Benefits Table above will terminate, and the 2021 Plan will continue in effect and the shares remaining thereunder will be available for grant.

28	P10, Inc.

Matters to Come Before the Annual Meeting

Vote Required

The affirmative vote of the holders of a majority in combined voting power of the votes cast at the meeting is required for the approval of the Plan Amendment.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the 2021 Incentive Plan under Proposal Two.

2024 Proxy Statement	29

Matters to Come Before the Annual Meeting

Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders*

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, two of whom are independent as defined by the Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held 5 meetings in fiscal 2023. A copy of the charter is available at https://ir.p10alts.com/governance-documents.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent registered public accounting firm, to review and discuss the December 31, 2023 audited consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2023 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Respectfully submitted,

THE AUDIT COMMITTEE

Robert Stewart, Jr., Chairman

Scott Gwilliam

Travis Barnes

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

30	P10, Inc.

Matters to Come Before the Annual Meeting

PROPOSAL 3:

Ratification of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

KPMG LLP (“KPMG”), an independent registered public accounting firm, has served as our independent public accountant since 2017. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Independent Public Accountant’s Fees

The following table presents fees billed for professional audit services rendered by KPMG for the audit of our annual financial statements for the fiscal year ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered by KPMG in those periods.

	2023	2022
Audit fees(1)	$1,986,200	$1,775,017
Tax fees(2)	$—	$180,297
All other fees(3)	$142,000	$10,043
Total	$2,128,200	$1,965,357

(1)
Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP in 2023 and 2022, as applicable, for the audit and review of financial statements and services provided in connection with statutory and regulatory filings.
(2)
Tax fees consist of professional services rendered by KPMG LLP relating to tax compliance work.
(3)
All Other Fees consist of permissible services not related to financial reporting that were rendered by KPMG LLP.

Vote Required

The selection of KPMG LLP as our independent registered accounting firm will be ratified by the affirmative vote of a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the ratification of KPMG under Proposal Three

2024 Proxy Statement	31

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any person beneficially owning more than 10% of our common stock to file reports concerning their ownership of our equity securities with the SEC. Based solely on a review of the forms filed electronically with the SEC during Fiscal 2023 and on written representations that no Form 5 was required to be filed, we believe that, during Fiscal 2023, all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements, other than: (i) a late Form 4 filed by Michael Feinglass on March 14, 2023 to report a grant and exercise of options, on December 4, 2023 to report the conversion of Class B Common Stock to Class A Common Stock, and on December 21, 2023 to report the conversion of Class B Common Stock to Class A Common Stock; (ii) a late Form 4 filed jointly by C. Clark Webb, Robert Alpert and certain affiliates on March 14, 2023 to report vesting of RSUs; (iii) a late Form 4 filed by Amanda Coussens on March 14, 2023 to report vesting of RSUs; (iv) a late Form 4 filed by William F. Souder on March 14, 2023 to report vesting of RSUs; (v) a late Form 4 filed by Jeff Patrick Gehl on March 14, 2023 to report vesting of RSUs; (vi) a late Form 4 filed jointly by David M. McCoy and certain affiliates on March 15, 2023 to report vesting of RSUs; (vii) a late Form 4 filed jointly by Edwin A. Poston, Mel Williams and certain affiliates on March 17, 2023 to report vesting of RSUs and grants of RSUs; (viii) a late Form 4 filed by Andrew Rowan Nelson on June 16, 2023 to report exercise of stock options; (ix) a late Form 4 filed by David M. McCoy on November 28, 2023 to report three open market purchases of Class A Common Stock; (x) a late Form 4 filed by Alexander I. Abell on December 1, 2023 to report conversion of Class B Common Stock to Class A Common Stock and three open market sales of Class A Common Stock; (xi) a late Form 4 filed by Edwin A. Poston on December 1, 2023 to report conversion of Class B Common Stock to Class A Common Stock; (xii) a late Form 4 filed by Robert B. Stewart, Jr. on April 19, 2024 to report a grant of restricted stock; (xiii) a late Form 4 filed by Travis Barnes on April 19, 2024 to report a grant of restricted stock; and (xiv) a late Form 4 filed by Scott Gwilliam on April 19, 2024 to report a grant of restricted stock.

32	P10, Inc.

Other Matters

Other Matters

Environmental & Social Impact

At P10, our multi-asset class solutions are built on our deep network of relationships with fund managers and limited partners. P10 is a premier private markets solutions provider in the middle and lower middle market. As such, our mission is to provide investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. We structure, manage, and monitor portfolios of private market investments. Our existing portfolio of private solutions include Private Equity, Venture Capital, Private Credit, and Impact investing. We are dedicated to serving our shareholders, LPs, GPs, employees, and community.

P10 is committed to embedding sustainability into our business. Our strategies include RCP Advisors, TrueBridge Capital Partners, Five Points Capital, Enhanced Capital, Hark Capital, Bonaccord Capital Partners, and WTI. While each business is unique, all are bound by shared purpose. While each of our strategies pursue investments that offer attractive returns, there is also a desire to align investment objectives with our core values.

Of note is the work done by Enhanced Capital. For over 23 years, Enhanced Capital has been a trailblazer in the impact investing arena and remains steadfast in its mission to generate meaningful and measurable impact across the US lower middle market. Enhanced Capital does so by investing through its Small Business Lending, Impact Real Estate, and Climate Finance strategies and ensuring social, and environmental impacts are achieved alongside financial returns. Investments within each of the Firm’s three strategies target businesses and projects that support underserved communities, underrepresented populations, environmental sustainability, and local economic growth.

Enhanced Capital and RCP Advisors are signatories of the UN Principles for Responsible Investing which aligns investment strategy with the desired collective outcomes to end poverty and inequality, protect our planet, and ensure all people have opportunity for prosperity. Enhanced Capital makes 100% of its investments with intent to achieve specific UN Sustainable Development Goal (“SDG”) outcomes. Quantitative impact data is collected throughout the investment life cycle in alignment with the UNDP SDG Impact Standards framework. Through this framework, Enhanced Capital has built impact investment practices in alignment with globally recognized sustainability standards.

Environment, Social & Governance (ESG) Oversight

In 2022 and 2023, P10 continued to build upon and improve our long-standing corporate responsibility commitment and evolved its strategy. In 2024, we have continued to enhance our sustainability strategy to align with our commitment and corporate mission.

In partnership with our employees, we are committed to protecting the natural environment and our communities through sustainable practices. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our employees. Oversight and guidance are provided by our Board, which is updated quarterly. Against this backdrop, the Company has redetermined that our sustainability pillars include: (1) Our People (2) Our Community, (3) Environmental Responsibility, and (4) Governance.

Our People: Our business is built on strong, trusted and relationships with stakeholders: employees, limited partners, general partners, and our public stockholders. As such, attracting, recruiting, developing, and retaining diverse talent is vital to our success. The Company is focused on supporting our employees, and we consider talent management to be essential to the ongoing success of our business. Our Board of Directors and Committees provide oversight of our human capital management strategy. While our financial results are gratifying, P10 is not solely focused on driving revenue through our scalable platform. Our business is built on relationships and those are everything to us. Not just with general partners and limited partners, but with employees. Employee retention is key to the execution of our business plan, and we are keenly aware of the importance our people play in the success of our business. We demonstrate our commitment to providing equal opportunities to all employees through training, mentoring, education, and an inclusive culture. We engage our employees in a variety of ways as we seek to create a vibrant workplace for our team.

As of December 31, 2023, we have 252 full-time equivalent employees, primarily located in the United States. Approximately 39% of our total work force and 17% of our senior leaders were female, while approximately 23% of our total work force and none of our senior leaders were of racial and ethnic minorities. The Company is focused on supporting our employees, and we consider talent management to be essential to the ongoing success of our business. Our Board of Directors and committees provide oversight of our human capital management strategy.

2024 Proxy Statement	33

Other Matters

Our commitment to Diversity and Inclusion ("D&I") starts with our goal of developing a workforce that is diverse in background, knowledge, skill, and experience. We seek qualified individuals, including LGBTQ+, racial and ethnic minorities, women, and veterans to join our team. We have a strong anti-discrimination policy and consider the inclusion of all people as paramount to our goals. In 2023, we continued the evolution of our D&I strategy and objectives and recognize it as an ongoing business imperative. We recognize that P10 plays an important part in the lives of our people, and we strive to create an inclusive workplace where people feel heard, valued, and appreciated.

We are also committed to providing our employees with competitive total compensation, benefits, and wellness resources. We provide a comprehensive benefits package that supports the physical and mental well-being of our workforce, including medical, dental, life, disability coverage, parental leave, education reimbursement, and flexible paid time off. We also provide competitive retirement benefits, including a 401(k)-match program.

Our Community: We support a variety of charitable organizations in our communities through donations, fundraising efforts, and educational partnerships. We strive to use our knowledge, talents and resources to help improve the quality of life in our communities. Each year, Enhanced Capital publishes an annual Community Impact Report to disclose impact performance from the year.

For example, in 2022 Enhanced Capital provided an investment to the newly reopened Quitman Community Hospital, a designated Critical Access Hospital designed to advance high-quality healthcare access in rural communities. As a testament to the Firm’s good stewardship, Enhanced Capital was selected for the Impact Assets 50 (“IA 50”) in 2024.

We measure success not only in financial terms, but in our ongoing efforts to reduce inequalities through financial education and literacy programs, good health and well-being, and empowering individuals in low to moderate income communities. Our employees are encouraged to volunteer in their community. P10 is proud to be able to support many events including community development, educational programs, and youth organizations. We are focusing efforts on making significant and measurable direct impact in communities across the United States.

Environmental Responsibility: We support the transition to lower carbon operations and to create environmental awareness among our stakeholders – encouraging them to reduce their carbon footprint, manage waste properly and recycle.

To operate our business in a sustainable manner, we have undertaken a number of initiatives designed to reduce our impact on the environment and to promote environmentally-friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. In 2023, we:

•
Increased the use of e-records and e-signing technology resulting in paper waste and carbon emissions reduction.
•
Utilized digital solutions such as mobile/online banking, eStatements, and electronic bill pay.
•
Continued to migrate technology infrastructure to a cloud environment, reducing energy usage, and accordingly, our carbon footprint.
•
Encouraged environmentally friendly work practices by supporting the recycling of plastic, glass, and paper.

Our approach to environmental management includes measures to reduce the waste we send to landfills, cultivating a more sustainable supply chain, and reducing our greenhouse gas emissions. We will continue to engage with our strategies and suppliers throughout our global value chain to manage environmental impacts to conserve resources, reduce costs, and promote ethical sourcing practices.

Furthermore, Enhanced Capital continues to invest in environmental initiatives, carbon mitigation, and the transition to a clean energy economy. Notably, Enhanced Capital supports investments in key technologies and companies that support the global energy transition, environmental sustainability, and/or decarbonization.

Governance: We believe that strong governance related to ethics, integrity, risk management, compliance, and business continuity supports the long-term success of our Company, building trust and credibility with our stakeholders. Key sustainability governance priorities include:

•
Integrating sustainability matters into overall governance structure and oversight.
•
Enhancing our cybersecurity and risk management programs.
•
Rigorous compliance oversight including the assignment of a Chief Compliance Officer for each strategy.

Our board and its committees help set the tone for P10 and meet regularly to review policies, current regulations, and industry best practices. Our strong governance is reflected in many of our policies and practices. We have adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees. Additionally, we have a comprehensive compliance program that promotes ethical and compliant business practices throughout our business, and we offer compliance education training to our employees. P10’s whistleblower policy further supports our stated goals within our governance structure. Our whistleblower policy encourages transparency, confidentiality, and provides multiple avenues for employees to submit concerns about financial irregularities, breaches of internal controls, conflicts of interest, and fraud.

P10, and its strategies, implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Our risk management teams oversee compliance with applicable laws and regulations and coordinate with affiliate subject-matter experts (“SMEs”) throughout the business to identify, monitor and mitigate material risks.

We have strategically integrated cybersecurity risk management into our broader risk management framework to promote a company-wide culture of cybersecurity risk management. We utilize third-party cybersecurity consultancy firms to manage and execute our cybersecurity programs. These third-party firms are led and supervised by our Chief Technology Officer (“CTO”). Our policies, standards, processes and practices are based on frameworks established by the National Institute of Standards and Technology (“NIST”), the International Organization for Standardization and other applicable industry standards. On a quarterly basis, our third-party cybersecurity consultancy firms perform phish testing and on demand information security training. On a yearly basis, our third-party consultancy firms perform

34	P10, Inc.

Other Matters

information security awareness training. Our cybersecurity program provides what we believe is an effective level of protection of client information and our operating systems while also promoting the timely detection of, and defense against, cyberattacks and other unauthorized access to our information technology systems.

Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. Our employees are responsible for complying with our data security standards and completing mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure. We also offer ongoing education for our employees to recognize and report suspicious activity. The primary goal of our data security program is to maintain defenses with industry best practices. We use examination guidelines, frameworks, and privacy laws to guide us in consistently meeting legal and regulatory requirements. Our strategy allows us to perform a high level of due diligence by investing in information security controls.

We are proud of the contribution we are making to our society. P10 routinely engages with our stakeholders on ESG and sustainability matters. For more information, please visit: www.p10alts.com

2024 Proxy Statement	35

Other Matters

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the annual meeting, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and any additional solicitation material furnished to the stockholders. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. Copies of the solicitation materials will be furnished to brokers, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $5,000 plus reimbursable out-of-pocket expenses.

Stockholder Proposals

Stockholders wishing to include proposals in the proxy materials in relation to our 2025 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to P10, Inc., 4514 Cole Ave, Suite 1600, Dallas, TX 75205, Attention: Corporate Secretary, which must be received at our executive office on or before December 25, 2024, unless the date of the 2025 Annual Meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

Stockholders who intend to present a proposal at the 2025 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal not later than March 16, 2025 and not earlier than February 14, 2025, unless the date of the 2024 Annual Meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be delivered between 90 to 120 days prior to the date of the 2025 Annual Meeting or within 10 calendar days after the date of the 2025 Annual Meeting is first publicly announced. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Finally, the deadline for providing notice to the company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the company’s advance notice bylaws for our 2025 annual meeting is April 15, 2025.

Delivery of Documents to Stockholders Sharing an Address

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at 214-865-7998 or by mail to P10, Inc., 4514 Cole Ave, Suite 1600, Dallas, TX 75205.

Upon written request addressed to our Corporate Secretary at 4514 Cole Ave, Suite 1600, Dallas, TX 75205 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2023 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as our transfer and registrar, and dividend paying agent with respect to our Class A Common Stock.

36	P10, Inc.

Other Matters

P10

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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P10, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 18, 2024

Friday, June 14, 2024 9:00 AM, Eastern Time

Internet:

www.proxypush.com/PX

Phone:

1-866-983-6559

Mail:

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Eastern Time, June 14, 2024.

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

(logo) YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNET Go To: www.proxypush.com/PX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-983-6559 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided P10, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 20, 2023 TIME: Friday, June 16, 2023 9:00 AM, Central Time PLACE: 4514 Cole Ave, 3rd Floor Dallas, TX 75205 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Alpert and C. Clark Webb (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of P10, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

2024 Proxy Statement	37

Other Matters

P10, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF BOTH CLASS II DIRECTOR NOMINEES LISTED FOR PROPOSAL 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class II Director Nominees (for a three year term): FOR WITHHOLD 1.01David M. McCoy FOR 1.02Robert B. Stewart, Jr. FOR 2. Ratification of the appointment of KPMG LLP as independent registered FOR AGAINST ABSTAIN public accountants. FOR NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

38	P10, Inc.

Appendix A

AMENDMENT NO. 1 TO
P10, INC. 2021 INCENTIVE PLAN
As Amended and Restated

WHEREAS, P10, Inc. (the “Company”) maintains the P10, Inc. 2021 Incentive Plan, as amended and restated from time to time (the “Plan”) (capitalized terms not defined herein shall have the meaning assigned to such terms in the Plan);

WHEREAS, pursuant to Section 11.1 of the Plan, the Board may amend the Plan, in whole or part, provided that stockholder approval is required for any amendment to the Plan that increases the number of shares under the Plan (other than any automatic increase or adjustment as provided under the Plan);

WHEREAS, the Board has determined, based on the recommendation of the Committee and in consultation with management, that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock available for Awards under the Plan by 11,000,000 shares;

WHEREAS, on February 27, 2024, the Board approved the amendment to the Plan to increase the number of shares under the Plan;

NOW, THEREFORE, the Plan is hereby amended, subject to approval of the shareholders of the Company, as follows:

1.
Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of 23,000,000 shares plus the number of shares available for grant under the Prior Plan as of the Effective Date. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 9,750,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury. Upon effectiveness of the Plan, no further awards shall be granted under a Prior Plan.”

2.
Except as specifically set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.
3.
If the Company’s shareholders fail to approve this Amendment, the Plan, as in effect prior to this Amendment, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the P10, Inc. 2021 Incentive Plan, as amended and restated, to be executed by its duly authorized officer.

P10, INC.

By:_/s/ Amanda Coussens______________

Name: Amanda Coussens

Title: Chief Financial Officer and Chief Compliance Officer

2024 Proxy Statement	39